Exhibit 10.2

FIRST AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

LIONHEART II HOLDINGS, LLC

a Delaware limited liability company

Dated as of May 23, 2022

THE SECURITIES REPRESENTED BY THIS FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL (I) SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR (II) THE ISSUER OF THE SECURITIES HAS RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE SECURITIES ACT.

i

FIRST AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

LIONHEART II HOLDINGS, LLC

This FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (together with the Exhibits and Schedules attached hereto and as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), of Lionheart II Holdings, LLC, a Delaware limited liability company (the “Company”), is entered into effective as of May 23, 2022, by its Members (as defined below) and MSP Recovery, Inc., a Delaware corporation formerly known as “Lionheart Acquisition Corporation II” (together with its successors and permitted assigns, the “Corporation”).

RECITALS

Capitalized terms used in these recitals without definition have the meanings set forth in Article I.

WHEREAS, the Company was formed as a Delaware limited liability company pursuant to and in accordance with the Delaware Act by the filing of the initial Certificate of Formation of the Company with the Secretary of State of the State of Delaware, and the entering into of the Limited Liability Company Agreement of the Company by the Corporation, as the sole member of the Company, effective as of such date (the “Original Agreement”);

WHEREAS, pursuant to the Membership Interest Purchase Agreement (the “MIPA”), dated as of July 11, 2021, by and among the Corporation, the Company, each limited liability company set forth on Schedule 2.1(a) thereto (collectively, the “MSP Purchased Companies”), the members of the MSP Purchased Companies listed on Schedule 2.1(b) thereto (collectively, the “MSP Members”), and John H. Ruiz, as the representative of the MSP Members (such agreement, the “MIPA”), the Company is required to enter into this Agreement to, among other things, increase the capitalization of the Company to permit the issuance and ownership of the Class B Units set forth in the MIPA and this Agreement, and establish the ownership of the Class B Units, in each case, as set forth in MIPA;

WHEREAS, the Corporation desired to issue the New Warrants (as defined below) to certain holders of Class A Common Stock and, in connection therewith, the MSP Principals (as defined below) have agreed to certain repurchase provisions with the Company as set forth herein;

WHEREAS, the Members desire to amend and restate the Original Agreement as provided herein below, and the Members and the Corporation desire to enter into this Agreement and continue the Company as a limited liability company under the Delaware Act.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members and the Corporation, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

The following definitions shall be applied to the terms used in this Agreement for all purposes, unless otherwise clearly indicated to the contrary.

“Additional Member” has the meaning set forth in Section 13.02.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(i)    Credit to such Capital Account any amounts that such Member is deemed to be obligated to restore pursuant to the penultimate sentence in Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(ii)    Debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Admission Date” has the meaning set forth in Section 10.06.

“Affiliate” (and, with a correlative meaning, “Affiliated”) means, with respect to a specified Person, each other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. As used in this definition and the definition of Majority Member, “control” (including with correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of voting securities or by contract or otherwise).

“Aggregate Exercise Price” has the meaning set forth in Section 12.01.

“Agreement” has the meaning set forth in the preamble.

“Appraisers” has the meaning set forth in Section 16.02.

“Assignee” means a Person to whom a Company Interest has been Transferred in accordance with this Agreement but who has not been admitted as a Member pursuant to Article XIII.

“Base Rate” means, on any date, a variable rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the “prime rate” at large U.S. money center banks.

“Book Value” means with respect to any property (other than money), such property’s adjusted basis for U.S. federal income tax purposes, except as follows:

(i)    the initial Book Value of any such property contributed by a Member to the Company shall be the gross fair market value of such property, as reasonably determined by the Manager;

(ii)    the Book Values of all such properties shall be adjusted to equal their respective gross fair market values (taking Section 7701(g) of the Code into account), as reasonably determined by the Manager, at the time of any Revaluation pursuant to Section 5.01(c);

(iii)    the Book Value of any item of such properties distributed to any Member shall be adjusted to equal the gross fair market value (taking Section 7701(g) of the Code into account) of such property on the date of Distribution as reasonably determined by the Manager; and

(iv)    the Book Values of such properties shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such properties pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of “Net Income” and “Net Loss” or Section 5.03(a)(viii); provided, however, that Book Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv). If the Book Value of such property has been determined or adjusted pursuant to subparagraph (i), (ii) or (iv), such Book Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Net Income and Net Loss.

“Business Combination” means the business combination transaction set forth in the MIPA.

“Business Combination Date Capital Account Balance” means, with respect to any Member, the positive Capital Account balance of such Member as of immediately following the Business Combination, the amount or deemed value of which is set forth on the Schedule of Members.

“Business Day” means any day except a Saturday, a Sunday or a day on which the SEC or banks in the City of New York, the State of Delaware or the State of Florida are authorized or required by Law to be closed.

“Capital Account” means the capital account established and maintained for each Member pursuant to Section 5.01.

“Capital Contribution” means, with respect to any Member, the amount of money and the initial Book Value of any property (other than money) contributed to the Company.

“Cash Exchange Payment” means an amount in U.S. dollars equal to the product of (a) the applicable number of Class B Paired Interests, multiplied by (b) the Class B Paired Interest Exchange Price.

“Certificate” means the initial Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware in accordance with the Delaware Act, as such Certificate of Formation has been or may be amended or amended and restated from time to time in accordance with the Delaware Act.

“Change of Control Transaction” means (a) a transaction in which a Person or Group acquires beneficial ownership of more than fifty percent (50%) of the outstanding Units, other than a transaction pursuant to which the holders of beneficial ownership of Units immediately prior to the transaction beneficially own, directly or indirectly, more than fifty percent (50%) of the Units or the equity of any successor, surviving entity or direct or indirect parent of the Company, in either case, immediately following the transaction or (b) a transaction in which the Company issues Units representing more than fifty percent (50%) of the then outstanding Units, in either case, whether by merger, other business combination or otherwise. For the avoidance of doubt, the transactions contemplated by the MIPA shall not constitute a Change of Control Transaction.

“Class A Common Stock” means shares of class A common stock of the Corporation, par value $0.0001 per share.

“Class A Units” means the Units designated as “Class A” Units pursuant to this Agreement.

“Class B Paired Interest” means one Class B Unit, together with one share of Class V Common Stock, subject adjustment pursuant to Section 11.03(a).

“Class B Paired Interest Exchange Price” means, with respect to any Exchange, the arithmetic average of the volume weighted average prices for a share of Class A Common Stock (or any class of stock into which it has been converted) on the Nasdaq, or any other exchange or automated or electronic quotation system on which the Class A Common Stock trades, as reported by Bloomberg, L.P., or its successor, for each of the five (5) consecutive full trading days ending on and including the last full trading day immediately prior to the applicable date of exchange, subject to appropriate and equitable adjustment (if any) for any stock splits, reverse splits, stock dividends or similar events affecting the Class A Common Stock as determined by the Manager in good faith. If the Class A Common Stock no longer trades on the Nasdaq or any other securities exchange or automated or electronic quotation system as of any particular date, then the Manager (through a majority of its independent directors (within the meaning of the rules of the Nasdaq)) shall determine the Class B Paired Interest Exchange Price in good faith.

“Class B Units” means the Units designated as “Class B” Units pursuant to this Agreement.

“Class V Common Stock” means the shares of class V common stock of the Corporation, par value $0.0001 per share.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Common Units” means the Class A Units and the Class B Units.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Interest” means, with respect to any Member or Assignee, such Member’s or Assignee’s, as applicable, entire limited liability company interest in the Company, including such Member’s or Assignee’s, as applicable, share of the profits and losses of the Company and such Member’s or Assignee’s right to receive Distributions of the Company’s assets.

“Company Minimum Gain” means “partnership minimum gain,” as defined in Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d).

“Corporate Charter” means the Amended and Restated Certificate of Incorporation of the Corporation, as the same may be amended or amended from time to time in accordance with applicable Law.

“Corporate Offer” has the meaning set forth in Section 11.04(a).

“Corporation” has the meaning set forth in the recitals to this Agreement, together with its successors and permitted assigns.

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., as it may be amended from time to time, and any successor thereto.

“Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Book Value of an asset differs from its adjusted basis for U.S. federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount that bears the same ratio to such beginning Book Value as the U.S. federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for U.S. federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Book Value using any reasonable method selected by the Manager.

“Disregarded Shares” has the meaning set forth in Section 3.03(a).

“Distribution” means each distribution made by the Company to a Member with respect to such Member’s Units, whether in cash, property or securities of the Company and whether by liquidating distribution or otherwise; provided, however, that none of the following shall be a Distribution: (a) any recapitalization that does not result in the distribution of cash or property to Members or any exchange of securities of the Company, and any dividend or subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units; or (b) any other payment made by the Company to a Member that is not properly treated as a “distribution” for purposes of Section 731, 732, or 733 or other applicable provisions of the Code.

“Encumbrance” means any security interest, pledge, mortgage, lien or other material encumbrance, except for restrictions arising under applicable securities Laws.

“Equity Plan” means any option, stock, unit, stock unit, appreciation right, phantom equity or other equity or equity-based compensation plan, program, agreement or arrangement, in each case now or hereafter adopted by the Corporation.

“Equity Securities” means (a) Units or other equity interests in the Company or any Subsidiary of the Company (including other classes or series thereof having such relative rights, powers and duties as may from time to time be established by the Manager pursuant to the provisions of this Agreement, including rights, powers and/or duties senior to existing classes and series of Units and other equity interests in the Company or any Subsidiary of the Company), (b) other securities or interests (including evidences of indebtedness) convertible or exchangeable into Units or other equity interests in the Company or any Subsidiary of the Company, and (c) warrants, options or other rights to purchase or otherwise acquire Units or other equity interests in the Company or any Subsidiary of the Company.

“Event of Withdrawal” means the bankruptcy (as set forth in Sections 18-101(1) and Section 18-304 of the Delaware Act) or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company. “Event of Withdrawal” shall not include an event that (a) terminates the existence of a Member for income tax purposes (including (i) a change in entity classification of a Member under Treasury Regulation Section 301.7701-3, (ii) a sale of assets by, or liquidation of, a Member pursuant to an election under Section 336 or 338 of the Code or (iii) merger, severance, or allocation within a trust or among sub-trusts of a trust that is a Member) but that (b) does not terminate the existence of such Member under applicable state Law (or, in the case of a trust that is a Member, does not terminate the trusteeship of the fiduciaries under such trust with respect to all the Company Interests of such trust that is a Member).

“Exchange” has the meaning set forth in Section 11.01.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Exchange Act shall be deemed to include any corresponding provisions of future Law.

“Exchange Agent” has the meaning set forth in Section 11.02(a).

“Exchange Date” means the fifth Business Day immediately following the receipt of the Notice of Exchange by the Corporation, unless otherwise set forth in the applicable Notice of Exchange, as permitted under Section 11.02(b).

“Exchange Rate” means the number of shares of Class A Common Stock for which one Class B Paired Interest is entitled to be Exchanged. On the date of this Agreement, the Exchange Rate for the purposes of the Class B Paired Interests shall be one (1), subject to adjustment pursuant to Section 11.03 of this Agreement.

“Exchanging Holder” means a Holder effecting an Exchange pursuant to this Agreement.

“Exchanged Units” has the meaning set forth in Section 11.02(a).

“Fair Market Value” means, with respect to any asset, its fair market value determined according to Article XVI.

“Family Member” has the meaning set forth in Section 10.02.

“Fiscal Year” means the Company’s annual accounting period established pursuant to Section 8.02.

“Group” means any group of Persons formed for the purpose of acquiring, holding, voting or disposing of Units, including groups of Persons that would be required if the Company is subject to Section 13, 14 or 15(d) of the Exchange Act, Section 13(d) of the Exchange Act to file a statement on Schedule 13D with the SEC as a “person” within the meaning of Section 13(d)(3) of the Exchange Act.

“Holder” means any Member holding Units and shares of Class V Common Stock, other than the Corporation.

“Imputed Underpayment Amount” has the meaning set forth in Section 9.01(b).

“Indemnitee” has the meaning set forth in Section 6.09(b).

“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended from time to time.

“Joinder” means a joinder to this Agreement, in form and substance substantially similar to Exhibit A to this Agreement.

“Law” means all laws, statutes, ordinances, rules and regulations of the United States, any foreign country and each state, commonwealth, city, county, municipality, regulatory or self-regulatory body, agency or other political subdivision thereof.

“Majority Members” means the Members (which, for the avoidance of doubt, may include the entity that is also the Manager in its capacity as a Member) holding a majority of the Voting Units then outstanding.

“Manager” means the Corporation as the sole “manager” of the Company, and includes any successor thereto designated pursuant to Section 6.04, in its capacity as a manager of the Company. The Manager shall be, and hereby is, designated as a “manager” within the meaning of Section 18-101(10) of the Delaware Act.

“Member” means, as of any date of determination, (a) each Person admitted as a member of the Company pursuant to Section 3.01 and (b) any Person admitted to the Company as a Substituted Member or Additional Member in accordance with Article XIII, in each case, in such Person’s capacity as a member of the Company and only so long as such Person is shown on the Company’s books and records, including the Schedule of Members, as the owner of one or more Units.

“Member Equityholder” means a direct or indirect holder of equity of a Member other than the Corporation.

“Member Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Treasury Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” means an amount with respect to each “partner nonrecourse debt” (as defined in Treasury Regulation Section 1.704-2(b)(4)) equal to the Company Minimum Gain that would result if such partner nonrecourse debt were treated as a nonrecourse liability (as defined in Treasury Regulation Section 1.752-1(a)(2)) determined in accordance with Treasury Regulation Section 1.704-2(i)(3).

“Member Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” in Treasury Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).

“MIPA” has the meaning set forth in the recitals of this Agreement.

“MSP Members” has the meaning set forth in the recitals of this Agreement.

“MSP Members’ Representative” means the representative of the MSP Members as set forth herein, who shall initially be John H. Ruiz.

“MSP Principals” means those undersigned persons designated as MSP Principals.

“MSP Purchased Companies” has the meaning set forth in the recitals of this Agreement.

“Nasdaq” means the Nasdaq Capital Market.

“Net Income” and “Net Loss” mean, for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss for such Fiscal Year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments (without duplication):

(i)    any income of the Company that is exempt from U.S. federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of “Net Income” and “Net Loss” shall be added to such taxable income or loss;

(ii)    any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income and Net Loss pursuant to this definition of “Net Income” and “Net Loss,” shall be treated as deductible items;

(iii)    in the event the Book Value of any Company asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of “Book Value,” the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Book Value of the asset) or an item of loss (if the adjustment decreases the Book Value of the asset) from the disposition of such asset and shall be taken into account, immediately prior to the event giving rise to such adjustment, for purposes of computing Net Income or Net Loss;

(iv)    gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for U.S. federal income tax purposes shall be computed by reference to the Book Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Book Value;

(v)    in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation;

(vi)    to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or Section 743(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-(b)(2)(iv)(m), to be taken into account in determining Capital Accounts as a result of a Distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

(vii)    notwithstanding any other provision of this definition, any items that are specially allocated pursuant to Sections 5.03 and 5.04 shall not be taken into account in computing Net Income and Net Loss.

The amounts of the items of Company income, gain, loss, or deduction available to be specially allocated pursuant to Sections 5.03 and 5.04 shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.

“New Warrants” has the meaning set forth in the MIPA.

“Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Sections 1.704-2(b)(1) and 1.704-2(c).

“Notice” has the meaning set forth in Section 17.05.

“Notice of Exchange” has the meaning set forth in Section 11.02(a).

“Notice of Repurchase” has the meaning set forth in Section 12.02(a).

“Officer” has the meaning set forth in Section 6.07(b).

“Original Agreement” has the meaning set forth in the recitals to this Agreement.

“Other Agreements” has the meaning set forth in Section 10.04.

“Parent Change of Control” means (a) the direct or indirect sale, transfer, conveyance, assignment or exchange (in one or a series of related transactions) (a “Parent Transfer”) of all or substantially all of the Corporation’s assets to a Person or a group of Persons acting in concert (in each case other than an MSP Principal, any Affiliate of an MSP Principal or any Affiliate of the Corporation), (b) a Parent Transfer (in one or a series of related transactions) of a majority of the outstanding shares of Class A Common Stock to a Person or a group of Persons acting in concert (in each case other than an MSP Principal, any Affiliate of an MSP Principal or any Affiliate of the Corporation), or (c) the merger or consolidation of the Corporation with or into another Person that is not an MSP Principal, an Affiliate of an MSP Principal or an Affiliate of the Corporation, in each case in clauses (b) and (c) above, under circumstances in which the holders of a majority in voting power of the outstanding equity securities, immediately prior to such transaction, own less than a majority in voting power of the outstanding Equity Securities, or the surviving or resulting Person immediately following such transaction.

“Partnership Audit Provisions” means Title XI, Section 1101, of the Bipartisan Budget Act of 2015, P.L. 114-74 (together with any subsequent amendments thereto, Treasury Regulations promulgated thereunder, and published administrative interpretations thereof, and any comparable provisions of state or local tax law).

“Partnership Representative” has the meaning set forth in Section 9.01.

“Percentage Interest” means, with respect to any Member, a fractional amount, expressed as a percentage: (a) the numerator of which is the aggregate number of Common Units owned of record thereby and (b) the denominator of which is the aggregate number of Common Units issued and outstanding. The sum of the outstanding Percentage Interests of all Members shall at all times equal one hundred present (100%).

“Permitted Transfer” has the meaning set forth in Section 10.02.

“Person” means any individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Pre-Closing Tax Proceeding” has the meaning set forth in Section 9.01(b).

“Pro rata,” “pro rata portion,” “according to their interests,” “ratably,” “proportionately,” “proportional,” “in proportion to,” “based on the number of Units held,” “based upon the percentage of Units held,” “based upon the number of Units outstanding,” and other terms with similar meanings, when used in the context of a number of Units relative to other Units, means as amongst an individual class or series of Units, pro rata based upon the number of such Units within such class or series of Units.

“Released Interests” has the meaning set forth in Section 12.02(c)(i).

“Repurchase Closing Date” has the meaning set forth in Section 12.02(a).

“Repurchase Notice Date” has the meaning set forth in Section 12.01.

“Revaluation” has the meaning set forth in Section 5.01(c).

“Schedule of Members” has the meaning set forth in Section 3.01(b).

“SEC” means the U.S. Securities and Exchange Commission, including any governmental body or agency succeeding to the functions thereof.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future Law.

“Share Exchange” has the meaning set forth in Section 11.01(b).

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, limited partnership, partnership, trust or other entity with respect to which such Person has the power, directly or indirectly through one or more intermediaries, to vote or direct the voting of sufficient securities or interests to elect a majority of the directors or management committee or similar governing body or entity. For purposes hereof, references to a “Subsidiary” of the Company shall be given effect only at such times that the Company has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Substituted Member” has the meaning set forth in Section 13.01.

“Tax Amount” has the meaning set forth in Section 4.01(e)(ii).

“Tax Distribution” has the meaning set forth in Section 4.01(e)(i).

“Tax Proceedings” has the meaning set forth in Section 9.01(a).

“Tax Rate” means the highest marginal federal, state and local tax rate for an individual or corporation (as applicable) that is resident in New York, New York applicable to ordinary income, qualified dividend income or capital gains (including, without limitation, the “Medicare” contribution tax imposed on certain investment income under Section 1411 of the Code), as appropriate, taking into account the holding period of the assets disposed of and the year in which the taxable net income is recognized by the Company, but without regard to (a) any deductions under Section 199A of the Code, (b) the deductibility of state and local income taxes for U.S. federal income tax purposes, and (c) any deductions capped at a specific dollar amount provided in the Code or Treasury Regulations.

“Tax Receivable Agreement” means the Tax Receivable Agreement by and among the Company, the Corporation, and the TRA Parties and TRA Representative (in each case, as defined in the Tax Receivable Agreement).

“Taxable Year” means the Company’s Fiscal Year as set forth in Section 8.02, which, where the context requires, may include a portion of a Taxable Year established by the Company to the extent permitted or required by Section 706 of the Code.

“Transfer” (and, with correlative meanings, “Transferring” and “Transferred”) means any sale, assignment, transfer, distribution or other disposition thereof, or other conveyance, creation,

incurrence or assumption of a legal or beneficial interest therein, or a participation or Encumbrance therein, or creation of a short position in any such security or any other action or position otherwise reducing risk related to ownership through hedging or other derivative instrument, whether directly or indirectly, whether voluntarily or by operation of Law, whether in a single transaction or series of related transactions and whether to a single Person or Group (whether directly or indirectly, whether with or without consideration and whether voluntarily or involuntarily or by operation of Law), of (a) any interest (legal or beneficial) in any Equity Securities or (b) any equity or other interest (legal or beneficial) in any Member if substantially all of the assets of such Member consist solely of Units.

“Treasury Regulations” mean the regulations promulgated under the Code, as amended from time to time.

“Unit” means a Unit of Company Interest as established pursuant to Section 3.02; provided, however, that any class or series of Units issued shall provide the members of the Company holding such Units with the relative rights, powers and duties in respect of such Units set forth in this Agreement, and the relative rights, powers and duties of the members of the Company holding such class or series of Units, in respect of such Units, shall be determined in accordance with such relative rights, powers and duties. The members of the Company holding Units in a particular class or series of Units shall be treated as a class or series of Members in respect of the relative rights, powers and duties associated with such class or series of Units.

“Unit Certificate” has the meaning set forth in Section 3.05(c).

“Unvested Corporate Shares” means shares of restricted Class A Common Stock issued pursuant to an Equity Plan that are not vested pursuant to the terms thereof or any award or similar agreement relating thereto.

“Vested Corporate Shares” means the shares of Class A Common Stock issued pursuant to an Equity Plan that are vested pursuant to the terms thereof or any award or similar agreement relating thereto.

“Voting Units” means (a) the Class A Units and (b) any other class or group of Units designated as “Voting Units” pursuant to this Agreement, the Members holding which are entitled to vote on any matter presented to the Members generally under this Agreement for approval; provided that (i) no vote by the Members holding Voting Units shall have the power to override any action taken by the Manager (unless the prior approval of the Members holding such Voting Units is required for such action), or to remove or replace the Manager, (ii) the Members, in such capacity, have no ability to take part in the conduct or control of the Company’s business, and (iii) notwithstanding any vote by Members under this Agreement, the Manager shall retain exclusive management power over the business and affairs of the Company in accordance with Section 6.01(a).

“Warrant Exercise Price” means the “Exercise Price” as such term is defined in the New Warrant Agreement (subject to adjustment as set forth therein).

“Warrant Exercise Repurchase” has the meaning set forth in Section 12.01.

“Withholding Advances” has the meaning set forth in Section 5.05(b).

ARTICLE II

ORGANIZATIONAL MATTERS

Section 2.01.    Formation of Company.

(a)    Jessica Wasserstrom was designated as an “authorized person” within the meaning of the Delaware Act and under the Original Agreement and executed, delivered and filed the initial Certificate of Formation of the Company with the Secretary of State of the State of Delaware. Upon the filing of the initial Certificate of Formation of the Company with the Secretary of State of the State of Delaware on the Formation Date, his or her powers as an “authorized person” ceased and the Manager and each Officer thereupon became designated as an “authorized person” within the meaning of the Delaware Act, and each shall continue as a designated “authorized person” within the meaning of the Delaware Act.

(b)    The Company, and the Manager and any Officer, for, in the name of and on behalf of the Company, may perform under and consummate the transactions contemplated by the MIPA, and all documents, agreements, certificates or instruments contemplated thereby or related thereto, all without any further act, vote, approval or consent of any Member or any other Person notwithstanding anything in this Agreement to the contrary or, to the fullest extent permitted by applicable Law, including the Delaware Act and other applicable Law. The foregoing authorization shall not be deemed a restriction on the Manager or any Officer to enter into any agreements on behalf of the Company otherwise permitted by this Agreement.

Section 2.02.    Name. The name of the Company shall be “Lionheart II Holdings, LLC”. The Manager in its sole discretion may change the name of the Company at any time and from time to time, which name change shall be effective upon the filing of a Certificate of Amendment of the Certificate of Formation of the Company or an Amended and Restated Certificate of Formation of the Company with the Secretary of State of the State of Delaware and shall not require an amendment to this Agreement. Notification of any such change shall be given to all of the Members and, to the extent practicable, to all of the other holders of any Equity Securities of the Company then outstanding. The Company’s business may be conducted under its name and/or any other name or names deemed advisable by the Manager.

Section 2.03.    Purpose. The purpose of the Company shall be to engage in any lawful act or activity for which limited liability companies may be organized under the Delaware Act, and to engage in any and all activities necessary or incidental to the foregoing.

Section 2.04.    Principal Office; Registered Agent. The principal office of the Company shall be at 2701 Le Jeune Road, Floor 10, Coral Gables, Florida 33134, or such other place as the Manager may from time to time designate. The initial registered agent for service of process on the Company in the State of Delaware, and the address of such agent, shall be c/o Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The Manager may from time to time change the Company’s registered agent, and the address of such agent, in the State of Delaware, which change in registered agent and address shall be effective upon the filing of a

Certificate of Amendment of the Certificate of Formation of the Company or an Amended and Restated Certificate of Formation of the Company with the Secretary of State of the State of Delaware and shall not require an amendment to this Agreement.

Section 2.05.    Term. The term of the Company commenced upon the Formation Date and shall continue in existence until termination of the Company in accordance with the provisions of Section 15.04 and the Delaware Act.

Section 2.06.    No State-Law Partnership. The Members intend that the Company not be a partnership (including a limited partnership or a limited liability partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member by virtue of this Agreement, for any purposes other than as set forth in the last three sentences of this Section 2.06, and neither this Agreement nor any other document entered into by the Company or any Member relating to the subject matter hereof shall be construed to suggest otherwise. The Members intend that the Company shall be treated as a partnership for U.S. federal and, if applicable, state or local income tax purposes. Each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such tax treatment. The Manager shall not take any action that could reasonably be expected to cause the Company to be treated as a corporation for U.S. federal and, if applicable, state and local income tax purposes.

ARTICLE III

MEMBERS; UNITS; CAPITALIZATION

Section 3.01.    Members.

(a)    The Corporation was, upon its execution of a counterpart signature page to the Original Agreement, admitted as a member of the Company effective as of the time of the filing of the initial Certificate of Formation of the Company with the Secretary of State of the State of Delaware, continues to be a member of the Company as of the execution and delivery of this Agreement and shall be listed on the Schedule of Members as of the execution and delivery of this Agreement. Each of the other Members listed on Exhibit E to this Agreement shall, upon its execution of a counterpart signature page to this Agreement, automatically be admitted as a member of the Company effective as of the execution and delivery of this Agreement and shall be listed on the Schedule of Members as of the execution and delivery of this Agreement.

(b)    Each Member is deemed to have made a Capital Contribution to the Company in consideration of the issuance of the number of Units set forth opposite such Member’s name on the Schedule of Members.

(c)    The Company shall maintain a schedule of Members setting forth: (i) the name and address of each Member; (ii) the aggregate number of outstanding Units and the number and class or series of outstanding Units held by each Member; (iii) the aggregate amount of cash and non-cash Capital Contributions that have been made by each Member with respect to such Member’s Units; (iv) the Fair Market Value of any property other than cash contributed by each Member with respect to such Member’s Units (including, if applicable, a description and the amount of any liability assumed by the Company or to which contributed property is subject); and (v) the aggregate amount by which the Manager has adjusted such Member’s Capital Contributions pursuant to the definition of Book Value (such schedule, the “Schedule of Members”). Exhibit E to this Agreement sets forth the Schedule of Members as of the date hereof. To the fullest extent permitted by the Delaware Act or other applicable Law and subject to Sections 3.03, 3.04, 3.09 and 3.10, (A) the Schedule of Members shall be the definitive record of the outstanding Units, the ownership of each outstanding Unit and all relevant information with respect to each Member, (B) any reference in this Agreement to the Schedule of Members shall be deemed a reference to the Schedule of Members as amended, updated or amended and restated and as in effect from time to time, and (C) Company shall be entitled to recognize the exclusive right of a Person registered on the Schedule of Members as the owner of the outstanding Units shown on the Schedule of Members for all purposes and shall not be bound to recognize any equitable or other claim to or interest in Units on the part of any other Person, whether or not it shall have express or other notice thereof.

(d)    Upon any change in the number or ownership of outstanding Units or a change in Members (whether upon an issuance of Units, a conversion of Units into a different number of Units, a reclassification, subdivision, combination or cancellation of Units, a Transfer of Units, a repurchase or redemption or an exchange of Units, a resignation of a Member or otherwise), in each case, in accordance with this Agreement, (i) the Schedule of Members shall automatically be deemed (notwithstanding the failure of the Officers to take the action described in clause (ii) below) to be amended or updated to reflect such change, and (ii) the Officers shall promptly amend, update or amend and restate the Schedule of Members to reflect such change, all without further act, vote, approval or consent of the Manager, Members or any other Person notwithstanding anything in this Agreement to the contrary or, to the fullest extent permitted by applicable Law, including the Delaware Act and any other applicable Law.

(e)    No Member shall be required or, except as approved by the Manager pursuant to Section 6.01 and in accordance with the other provisions of this Agreement, permitted to loan any money or property to the Company or borrow any money or property from the Company.

Section 3.02.    Units.

(a)    Each Company Interest shall be represented by “Units.” The Units are comprised solely of Common Units.

(b)    Common Units.

(i)    The Class A Units shall be Common Units issued and held solely by the Corporation and are hereby designated as “Voting Units.” 5,500,000,000 Common Units shall be authorized for issuance by the Company as Class A Units.

(ii)    The Class B Units shall be Common Units issued and held solely by the Members other than the Corporation, and shall, along with the shares of Class V Common Stock held in tandem with the Class B Units, be entitled to shares of Class A Common Stock in an Exchange, and shall not be entitled to vote with respect to any matter presented to the Members generally under this Agreement, the Delaware Act, or otherwise. 3,250,000,000 Common Units shall be authorized for issuance by the Company as Class B Units.

Section 3.03.    Automatic Conversion of Units.

(a)    The Company, the Corporation, the Manager, the Members and any other Person that is a party to or is otherwise bound by this Agreement hereby acknowledges and agrees that it is the intention of this Article III to maintain at all times a one-to-one ratio between (i) the number of outstanding Class A Units held by the Corporation and (ii) the number of outstanding shares of Class A Common Stock, disregarding, for purposes of maintaining such one-to-one ratio, (A) Unvested Corporate Shares, (B) treasury shares of the Corporation, (C) non-economic voting shares of the Corporation, such as shares of Class V Common Stock, or (D) Preferred Stock or other debt or equity securities (including, without limitation, warrants, options and rights) issued by the Corporation that are convertible into or exercisable or exchangeable for shares of Class V Common Stock (except to the extent the net proceeds from such other securities, including, without limitation, any exercise or purchase price payable upon conversion, exercise or exchange thereof, have been contributed by the Corporation to the equity capital of the Company) (clauses (A), (B), (C) and (D), collectively, the “Disregarded Shares”). In the event the Corporation issues shares of Class A Common Stock, transfers or delivers from treasury shares of Class A Common Stock or repurchases or redeems shares of Class A Common Stock, the Company and the Corporation shall undertake all necessary actions (including payments of appropriate consideration by the Corporation to the Company for the issuance to the Corporation of Class A Units), such that, after giving effect to all such issuances, transfers or deliveries, repurchases or redemptions, the number of outstanding Class A Units owned by the Corporation shall equal, on a one-for-one basis, the number of outstanding shares of Class A Common Stock, disregarding, for purposes of maintaining such one-to-one ratio, the Disregarded Shares.

(b)    In the event that the Corporation shall effect a reclassification, subdivision, combination or cancellation of outstanding shares of Class A Common Stock (including a subdivision effected by the Corporation declaring and paying a dividend of Class A Common Stock on outstanding shares of Class A Common Stock), then the number of outstanding Class A Units shall automatically be reclassified, subdivided, combined or cancelled in the same manner such that, after giving effect to such reclassification, subdivision, combination or cancellation, the number of outstanding Class A Units owned by the Corporation shall equal, on a one-for-one basis, the number of outstanding shares of Class A Common Stock, disregarding for such purposes, the Disregarded Shares, all without further act, vote, approval or consent of the Manager, the Members or any other Person notwithstanding anything in this Agreement to the contrary or, to the fullest extent permitted by applicable Law, including the Delaware Act and any other applicable Law.

(c)    In the event that the Corporation shall issue additional shares of Class A Common Stock, or transfer or deliver from treasury additional shares of Class A Common Stock (including shares issued in respect of preferred stock or other debt or equity securities that are convertible into or exercised for shares of Class A Common Stock), in each case, for cash or other consideration (other than pursuant to Article XI of this Agreement), then the Corporation shall contribute such consideration to the Company as a Capital Contribution and the Company shall issue a number of Class A Units to the Corporation that is equal to the number of shares of Class A Common Stock so issued, transferred or delivered, all without further act, vote, approval or consent of the Manager, the Members or any other Person notwithstanding anything in this Agreement to the contrary or, to the fullest extent permitted by applicable Law, including the Delaware Act and any other applicable Law.

(d)    In the event the Corporation issues shares of preferred stock, transfers or delivers from treasury shares of preferred stock or repurchases or redeems shares of the Corporation’s preferred stock, the Company and the Corporation shall undertake all actions, if requested or directed by the Manager, such that, after giving effect to all such issuances, transfers, deliveries, repurchases or redemptions, the Corporation holds (in the case of any issuance, transfer or delivery) or ceases to hold (in the case of any repurchase or redemption) Units in the Company which (in the good faith determination by the Manager) are in the aggregate substantially equivalent in all respects to the outstanding shares of preferred stock of the Corporation so issued, transferred, delivered, repurchased or redeemed.

(e)    The Company shall not undertake any subdivision (by any Class A Unit split, Class A Unit distribution, reclassification, recapitalization or similar event) or combination (by reverse Class A Unit split, reclassification, recapitalization or similar event) of outstanding Class A Units owned by the Corporation that is not accompanied by an identical reclassification, subdivision, combination or cancellation of outstanding shares of Class A Common Stock in order to maintain at all times a one-to-one ratio between (i) the number of Class A Units owned by the Corporation and (ii) the shares of Class A Common Stock, disregarding for such purpose, the Disregarded Shares, unless such reclassification, subdivision, combination or cancellation is necessary to maintain at all times a one-to-one ratio between the number of Class A Units owned by the Corporation and the shares of Class A Common Stock, disregarding for such purpose, the Disregarded Shares.

(f)    Notwithstanding anything in this Agreement to the contrary, the Company, and the Manager, for, in the name of and on behalf of the Company, shall only be permitted to issue additional Units or other Equity Securities in the Company to the Persons and on the terms and conditions provided for in this Section 3.03, Section 3.09 and Section 3.10. This Section 3.03(f) shall not restrict the Company from causing a Subsidiary of the Company to issue Equity Securities of such Subsidiary.

Section 3.04.    Repurchase or Redemption of Shares of Class A Common Stock. If, at any time, any outstanding shares of Class A Common Stock are repurchased or redeemed (whether by exercise of a put or call, automatically or by means of another arrangement, but in each case excluding any Warrant Exercise Repurchase) by the Corporation for cash, then a corresponding number of Class A Units held by the Corporation shall automatically be redeemed for cash at an aggregate redemption price equal to the aggregate purchase or redemption price of the shares of Class A Common Stock being repurchased or redeemed by the Corporation (plus any expenses related thereto) and upon such other terms as are the same for the shares of Class A Common Stock being repurchased or redeemed by the Corporation, all without further act, vote, approval or consent of the Members or any other Person notwithstanding anything in this Agreement to the contrary or, to the fullest extent permitted by applicable Law, including the Delaware Act and other applicable Law, and the Corporation shall surrender any certificates representing the Class A Units so redeemed to the Company duly endorsed in blank. Notwithstanding anything in this

Agreement to the contrary, the Company shall not make any repurchase or redemption if such repurchase or redemption would violate any applicable Law or the Manager otherwise has notified the Corporation that the Company does not have funds available for such repurchase or redemption.

Section 3.05.    Certificates Representing Units; Lost, Stolen or Destroyed Certificates; Registration and Transfer of Units.

(a)    Units shall not be certificated unless otherwise determined by the Manager. If the Manager determines that one or more class or series of Units shall be certificated, each such certificate shall be signed by or in the name of the Company, by the Chief Executive Officer or any other officer designated by the Manager and represent the number of the class or series of Units held by such holder. Except with respect to each Unit elected to be treated as a “security” as provided in Section 3.05(b), such certificate shall be in such form (and shall contain such legends) as the Manager may determine. Any or all of such signatures on any certificate representing one or more Units may be a facsimile, engraved or printed, to the fullest extent permitted by applicable Law. The Manager agrees that it shall not elect to treat any class or series of Unit that is “certificated” pursuant to this Section 3.05(a) as a “security” within the meaning of Article 8 of the Uniform Commercial Code of any applicable jurisdiction unless thereafter all Units of such class or series of Units then outstanding are represented by one or more certificates.

(b)    If any class or series of Units are “certificated” pursuant to Section 3.05(a), the Manager may elect to treat each such Unit as a “security” within the meaning of, and governed by (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware, and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995 and the Company shall have “opted-in” to such provisions for the purposes of the Uniform Commercial Code. The Units shall not be considered a “security” for any other purpose unless otherwise expressly provided in this Agreement.

(c)    If the Manager authorizes the Company to issue “certificates” with respect to a class or series of Units pursuant to Section 3.05(a) and elects to treat such class or series of Units as “securities” as provided in Section 3.05(b), then the Company shall maintain books for the purpose of registering the transfer of such class a series of Units (which books and records may be the Schedule of Members) and, notwithstanding anything in this Agreement to the contrary, the transfer of any Unit of such class or series shall require the delivery of an endorsed certificate and any transfer of any Unit of such class or series shall not be deemed effective until the transfer is registered in the books and records of the Company (which books and records may be the Schedule of Members). If the Manager authorizes the Company to issue certificates as provided in Section 3.05(a) and elects to treat such class or series of Units as “securities” as provided in Section 3.05(b), then a Unit of the relevant class or series shall be represented by a certificate substantially in the form attached hereto as Exhibit B a “Unit Certificate”, and shall contain substantially the following legend: “THE TRANSFER OF THIS CERTIFICATE AND THE LIMITED LIABILITY COMPANY INTERESTS REPRESENTED HEREBY IS RESTRICTED AS PROVIDED IN THE FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY

AGREEMENT OF LIONHEART II HOLDINGS, LLC ENTERED INTO EFFECTIVE AS OF MAY 23, 2022, AS THE SAME MAY BE AMENDED OR AMENDED AND RESTATED FROM TIME TO TIME.”

(d)    If Units are certificated, the Manager may direct that a new certificate representing one or more Units be issued in place of any certificate theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon delivery to the Manager of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Manager may require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

Section 3.06.    Negative Capital Accounts. No Member shall be required to pay to any other Member or the Company any deficit or negative balance which may exist from time to time in such Member’s Capital Account (including upon and after dissolution of the Company).

Section 3.07.    No Withdrawal. No Person shall be entitled to withdraw any part of such Person’s Capital Account or to receive any Distribution from the Company, except as expressly provided in this Agreement.

Section 3.08.    Loans From Members. Loans by Members to the Company shall not be considered Capital Contributions. Subject to the provisions of Section 3.01(e), the amount of any such advances shall be a debt of the Company to such Member and shall be payable or collectible in accordance with the terms and conditions upon which such advances are made.

Section 3.09.    Corporation Stock Incentive Plans.

(a)    Nothing in this Agreement shall be construed or applied to preclude or restrain the Corporation from adopting, implementing, modifying or terminating any Equity Plan or from issuing Vested Corporate Shares or Unvested Corporate Shares. The Corporation may implement any Equity Plans and any actions taken under such Equity Plans (such as the grant or exercise of options to acquire shares of Class A Common Stock or the issuance of Unvested Corporate Shares), in a manner determined by the Corporation, in accordance with this Section 3.09. The Members, the Manager, the Corporation and any other Person that is a party to or is otherwise bound by this Agreement hereby acknowledge and agree that, in the event that an Equity Plan is adopted, implemented, modified or terminated by the Corporation in a manner that is not in accordance with this Section 3.09, amendments to this Section 3.09 may become necessary or advisable and may be effected by the Manager in good faith without further act, vote, approval or consent of the Members or any other Person notwithstanding anything in this Agreement to the contrary or, to the fullest extent permitted by applicable Law, including the Delaware Act any other applicable Law. In the event that shares of Class A Common Stock issued by the Corporation under an Equity Plan become vested pursuant to the terms thereof or any award or similar agreement relating thereto, then the number of outstanding Class A Units owned by the Corporation shall automatically be converted into and become that number of outstanding Class A Units that would result if a corresponding number of outstanding Class A Units were issued to the Corporation, such that the number of outstanding Class A Units owned by the Corporation shall equal, on a one-for-one basis, the number of outstanding shares of Class A Common Stock, disregarding for such purposes, the Disregarded Shares, all without further act, vote, approval or consent of the Manager, the Members or any other Person notwithstanding anything in this Agreement to the contrary or, to the fullest extent permitted by applicable Law, including the Delaware Act and any other applicable Law.

(b)    For accounting and tax purposes, the Manager may cause the Company to take the following actions in connection with equity-based awards granted pursuant to an Equity Plan:

(i)    in the event that the Corporation incurs any compensation expense in connection with any such award granted to an individual directly or indirectly employed by, or engaged to provide services to, the Corporation as consideration for such employment or services, then the Company may, without duplication of any reimbursement made pursuant to Section 6.06, reimburse or be deemed to reimburse the Corporation for a portion of the compensation expense equal to the amount includible in the taxable income of such individual; and

(ii)    at the time any Class A Units are issued to the Corporation in accordance with Section 3.03 in connection with any such award granted to an individual who is directly or indirectly employed by, or engaged to provide services to, the Company or any of its Subsidiaries as consideration for such employment or services, then the Company or its applicable Subsidiary may be deemed to (A) purchase a number of shares of Class A Common Stock equal to the number of Common Units issued from the Corporation for their Fair Market Value and (B) transfer the shares of Class A Common Stock includible in such individual’s taxable income to such individual as compensation.

(c)    At the time any Class A Units are issued to the Corporation in accordance with Section 3.03 in connection with equity-based awards granted pursuant to an Equity Plan, the Corporation shall be deemed to have made a Capital Contribution in exchange for such Class A Units in an amount equal to (i) the number of Class A Units issued multiplied by (ii) the Fair Market Value of a share of Class A Common Stock on the date upon which the event triggering the issuance of such Class A Units occurred; provided that, where applicable, the Company shall be deemed to have contributed such amount to the capital of the Subsidiary that is the recipient of the award holder’s employment or services.

Section 3.10.    Dividend Reinvestment Plan, Cash Option Purchase Plan, Equity Plan, Stock Incentive Plan or Other Plan. Except as may otherwise be provided in this Article III, all amounts received or deemed received by the Corporation in respect of any dividend reinvestment plan, cash option purchase plan, Equity Plan, stock incentive or other stock or subscription plan or agreement (other than any amounts received in order to satisfy any tax obligations), either (a) shall be utilized by the Corporation to effect open market purchases of shares of Class A Common Stock, or (b) if the Corporation elects instead to issue new shares of Class A Common Stock with respect to such amounts, shall be contributed by the Corporation to the Company in exchange for additional Class A Units. Upon such contribution, the Company will issue to the Corporation a number of Class A Units equal to the number of new shares of Class A Common Stock so issued.

ARTICLE IV

DISTRIBUTIONS

Section 4.01.    Distributions.

(a)    Distributions Generally. Except as otherwise provided in Section 15.02, Distributions shall be made to the Members as set forth in this Section 4.01, at such times and in such amounts as the Manager, in its sole discretion, shall determine. Notwithstanding anything in this Agreement to the contrary, the Company shall not make any Distribution to any Member on account of any Company Interest if such Distribution would violate any applicable Law.

(b)    Distributions to the Members. Subject to Section 4.01(e), at such times and in such amounts as the Manager, in its sole discretion, shall determine, Distributions shall be made to the Members in proportion to their respective Percentage Interests.

(c)    Distributions to the Corporation. Notwithstanding the provisions of Section 4.01(b), the Manager, in its sole discretion, may authorize that (i) cash be paid to the Corporation (which payment shall be made without pro rata Distributions to the other Members) in exchange for the redemption, repurchase or other acquisition of shares of Class A Common Stock in accordance with Section 3.04 to the extent that such cash payment is used to redeem, repurchase or otherwise acquire an equal number of Units held by the Corporation and (ii) to the extent that the Manager determines that expenses or other obligations of the Corporation are related to its role as the Manager or the business and affairs of the Corporation that are conducted through the Company or any of the Company’s direct or indirect Subsidiaries, cash (and, for the avoidance of doubt, only cash) Distributions may be made to the Corporation (which Distributions shall be made without pro rata Distributions to the other Members) in amounts required for the Corporation to pay (A) operating, administrative and other similar costs incurred by the Corporation, including payments in respect of indebtedness of the Company and preferred stock, to the extent the proceeds are used or will be used by the Corporation to pay expenses or other obligations described in this clause (ii) (in either case only to the extent economically equivalent indebtedness of the Company or Equity Securities of the Company were not issued to the Corporation), payments representing interest with respect to payments not made when due under the terms of the Tax Receivable Agreement and payments pursuant to any legal, tax, accounting and other professional fees and expenses (but, for the avoidance of doubt, excluding any tax liabilities of the Corporation), (B) any judgments, settlements, penalties, fines or other costs and expenses in respect of any claims against, or any litigation or proceedings involving, the Corporation, (C) fees and expenses (including any underwriters discounts and commissions) related to any securities offering, investment or acquisition transaction (whether or not successful) authorized by the board of directors of the Corporation and (D) other fees and expenses in connection with the maintenance of the existence of the Corporation (including any costs or expenses associated with being a public company listed on a national securities exchange). For the avoidance of doubt, Distributions made under this Section 4.01(c) may not be used to pay or facilitate dividends or distributions on the Class A Common Stock and must be used solely for one of the express purposes set forth under clause (i) or (ii) of the immediately preceding sentence.

(d)    Distributions in Kind. Any Distributions in kind shall be made at such times and in such amounts as the Manager, in its sole discretion, shall determine based on their Fair Market Value as determined by the Manager in the same proportions as if distributed in accordance with Section 4.01(b), with all Members participating in proportion to their respective Percentage Interests. If cash and property are to be distributed in kind simultaneously, the Company shall distribute such cash and property in kind in the same proportion to each Member.

(e)    Tax Distributions.

(i)    Before distributing amounts pursuant to Section 4.01(a)-(d), to the fullest extent permitted by applicable Law and consistent with the Company’s obligations to its creditors, the Company shall make cash Distributions by wire transfer of immediately available funds to the Members (“Tax Distributions”) on a quarterly basis until each Member has received an amount equal to its Tax Amount for such Taxable Year or portion thereof; provided that the distributions to be made to each Member hereunder shall be reduced by any amounts to be distributed or previously distributed to such Member pursuant to Section 4.01(a)-(d) or this Section 4.01(e) during such Taxable Year, which distributions shall be taken into account in determining whether the Member has received an amount at least equal to its Tax Amount.

(ii)    A Member’s “Tax Amount” is equal to the product of (i) the amount of taxable income allocated to such Member for the relevant Taxable Year or portion thereof, and (ii) the Tax Rate.

(iii)    In the event that the funds available under Section 4.01 for any Tax Distribution to be made hereunder are insufficient to pay the full amount of the Tax Distribution that would otherwise be required under this Section 4.01(e), the reduced amount of such Tax Distribution shall be distributed to the Members on a pro rata basis (according to the amounts that would have been distributed to each Member pursuant to this Section 4.01(e) if funds available under Section 4.01 had existed in a sufficient amount to make such Tax Distribution in full). At any time thereafter when additional funds of the Company are available for distribution pursuant to Section 4.01(e), such funds shall be immediately distributed to the Members on a pro rata basis (according to the amounts that would have been distributed to each Member pursuant to this Section 4.01(e) if funds available for distribution pursuant to Section 4.01 had existed in a sufficient amount to make such Tax Distribution in full).

(iv)    Any distributions made pursuant to this Section 4.01(e) to a Member shall be treated for purposes of this Agreement as an advance against any future distributions made with respect to such Member, and shall reduce (on a dollar-for-dollar basis until fully recovered) the amount of any future distributions made with respect to such Member pursuant to Section 4.01 and the amount of proceeds allocable to such Member upon a Transfer pursuant to this Agreement provided, that if a Tax Distribution has not been fully recovered by the Company by way of an offset against distributions otherwise due to the recipient Member under Section 4.01 at the time such Member withdraws or disposes of its interest in the Company or the Company liquidates, such Member shall repay the unreimbursed amount to the Company, and the Company shall have the right to set off such amount against any amount otherwise due to such Member.

(f)    Assignment. Member Equityholders shall have the right to assign to any Transferee of Common Units, pursuant to a Transfer made in compliance with this Agreement, the right to receive any portion of the amounts distributable or otherwise payable to such Member Equityholder pursuant to Section 4.01(b).

ARTICLE V

CAPITAL ACCOUNTS; ALLOCATIONS; TAX MATTERS

Section 5.01.    Capital Accounts.

(a)    Maintenance of Capital Accounts. The Company shall maintain a Capital Account for each Member on the books of the Company in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv) and, to the extent consistent with such provisions, the following provisions:

(i)    Each Member listed on the Schedule of Members shall be credited with the Business Combination Date Capital Account Balance set forth on the Schedule of Members. The Officers shall amend, update or amend and restate the Schedule of Members after the closing of the Business Combination and from time to time to reflect adjustments to the Members’ Capital Accounts made in accordance with Sections 5.01(a)(ii), 5.01(a)(iii), 5.01(a)(iv), 5.01(c) or otherwise, all without further act, vote, approval or consent of the Manager, Members or any other Person notwithstanding anything in this Agreement to the contrary or, to the fullest extent permitted by applicable Law, including the Delaware Act and any other applicable Law.

(ii)    To each Member’s Capital Account there shall be credited: (A) such Member’s Capital Contributions, (B) such Member’s distributive share of Net Income and any item in the nature of income or gain that is allocated pursuant to Section 5.02 and (C) the amount of any Company liabilities assumed by such Member or that are secured by any property distributed to such Member.

(iii)    To each Member’s Capital Account there shall be debited: (A) the amount of money and the Book Value of any property distributed to such Member pursuant to any provision of this Agreement, (B) such Member’s distributive share of Net Loss and any items in the nature of expenses or losses that are allocated to such Member pursuant to Section 5.02 and (C) the amount of any liabilities of such Member assumed by the Company or that are secured by any property contributed by such Member to the Company.

(iv)    In determining the amount of any liability for purposes of subparagraphs (ii) and (iii) above there shall be taken into account Section 752(c) of the Code and any other applicable provisions of the Code and the Treasury Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704- 1(b)

and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event that the Manager shall reasonably determine that it is prudent to modify the manner in which the Capital Accounts or any debits or credits thereto are maintained (including debits or credits relating to liabilities that are secured by contributed or distributed property or that are assumed by the Company or the Members), the Manager may make such modification so long as such modification will not have any effect on the amounts distributed to any Person pursuant to Article XV upon the dissolution of the Company. The Manager also shall (i) make any adjustments that are necessary or appropriate to maintain equality between Capital Accounts of the Members and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g) and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulations Section 1.704-1(b).

(b)    Succession to Capital Accounts. In the event any Person becomes a Substituted Member in accordance with the provisions of this Agreement, such Substituted Member shall succeed to the Capital Account of the former Member to the extent such Capital Account relates to the Units transferred.

(c)    Adjustments of Capital Accounts. The Company shall revalue the Capital Accounts of the Members in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f) (a “Revaluation”) at the following times: (i) immediately prior to the contribution of more than a de minimis amount of money or other property to the Company by a new or existing Member as consideration for one or more Units; (ii) the Distribution by the Company to a Member of more than a de minimis amount of property in respect of one or more Units; (iii) the issuance by the Company of more than a de minimis amount of Units as consideration for the provision of services to or for the benefit of the Company (as described in Treasury Regulations Section 1.704-1(b)(2)(iv)(f)(5)(iii)); and (iv) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (i), (ii) and (iii) above shall be made only if the Manager reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interest of the Members.

(d)    No Member shall be entitled to withdraw capital or receive Distributions except as specifically provided in this Agreement. A Member shall, to the fullest extent permitted by applicable Law, have no obligation to the Company, to any other Member or to any creditor of the Company to restore any negative balance in the Capital Account of such Member. Except as expressly provided elsewhere in this Agreement, no interest shall be paid on the balance in any Member’s Capital Account.

(e)    Whenever it is necessary for purposes of this Agreement to determine a Member’s Capital Account on a per Unit basis, such amount shall be determined by dividing the Capital Account of such Member attributable to the applicable class of Units held of record by such Member by the number of Units of such class held of record by such Member.

Section 5.02.    Allocations. Except as otherwise provided in this Agreement, and after giving effect to the special allocations set forth in Sections 5.03 and 5.04, Net Income and Net Loss (and, to the extent necessary, individual items of income, gain, loss, deduction or credit) of the Company shall be allocated among the Capital Accounts of the Members pro rata in accordance with their respective Percentage Interests. Notwithstanding the foregoing, the Manager shall make such adjustments to Capital Accounts as it determines in its sole discretion (after consultation with the MSP Members’ Representative) to be appropriate to ensure allocations are made in accordance with a Member’s interest in the Company.

Section 5.03.    Special Allocations.

(a)    The following special allocations shall be made in the following order:

(i)    Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2(f), notwithstanding any other provision of this Article V, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g). Allocations pursuant to the immediately preceding sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(f)(6) and 1.704-2(j)(2). This Section 5.03(a)(i) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii)    Member Nonrecourse Debt Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this Article V, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 5.03(a)(ii) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(iii)    Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or Distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or Section 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of the Member as promptly as possible; provided that an allocation pursuant to this Section 5.03(a)(iii) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article V have been tentatively made as if this Section 5.03(a)(iii) were not in the Agreement.

(iv)    Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Members in a manner determined by the Manager consistent with Treasury Regulations Sections 1.704-2(b) and 1.704-2(c).

(v)    Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Sections 1.704-2(i)(1) and 1.704-2(j)(1).

(vi)    Gross Income Allocation. In the event that any Member has a deficit Capital Account at the end of any Fiscal Year that is in excess of the sum of (1) the amount (if any) that such Member is obligated to restore to the Company upon complete liquidation of such Member’s Company Interest and (2) the amount that such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess to eliminate such deficit as quickly as possible, provided that an allocation pursuant to this Section 5.03(a)(vi) shall be made if and only to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided in this Article V have been tentatively made as if this Section 5.03(a)(vi) and Section 5.03(a)(iii) were not in the Agreement.

(vii)    Limitation on Allocation of Net Loss. To the extent that any allocation of Net Loss (or items of loss) would cause or increase an Adjusted Capital Account Deficit as to any Member, such allocation of Net Loss (or items of loss) shall be reallocated (x) first, among the other Members of Class A Units in accordance with their respective Percentage Interests, and if such reallocation would cause or increase an Adjusted Capital Account Deficit as to such Members (y) thereafter.

(viii)    Section 754 Adjustments. (A) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Sections 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a Distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of such asset) or loss (if the adjustment decreases the basis of such asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income and Net Loss, and further (B) to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Sections 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a Distribution to a Member in complete liquidation of such Member’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to such Members in accordance with their interests in the Company in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such Distribution was made in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(b)    Curative Allocations. The allocations set forth in Section 5.03(a)(i) through Section 5.03(a)(viii) and Section 5.03(c) (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section 5.03(b). Therefore, notwithstanding any other provision of this Article V (other than the Regulatory Allocations), the Manager shall make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 5.02 and 5.03.

(c)    Loss Limitation. Net Loss (or individual items of loss or deduction) allocated pursuant to Sections 5.02 and 5.03 hereof shall not exceed the maximum amount of Net Loss (or individual items of loss or deduction) that can be allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of Net Loss (or individual items of loss or deduction) pursuant to Sections 5.02 and 5.03 hereof, the limitation set forth in this Section 5.03(c) shall be applied on a Member by Member basis and Net Loss (or individual items of loss or deduction) not allocable to any Member as a result of such limitation shall be allocated to the other Members in accordance with the positive balances in such Member’s Capital Accounts so as to allocate the maximum permissible Net Loss to each Member under Treasury Regulations Section 1.704-1(b)(2)(ii)(d). Any reallocation of Net Loss pursuant to this Section 5.03(c) shall be subject to chargeback pursuant to the curative allocation provision of Section 5.03(b).

Section 5.04.    Other Allocation Rules.

(a)    Interim Allocations Due to Percentage Adjustment. If a Percentage Interest is the subject of a Transfer or the Members’ Company Interest changes pursuant to the terms of the Agreement during any Fiscal Year, the amount of Net Income and Net Loss (or items thereof) to be allocated to the Members for such entire Fiscal Year shall be allocated to the portion of such Fiscal Year which precedes the date of such Transfer or change (and if there shall have been a prior Transfer or change in such Fiscal Year, which commences on the date of such prior Transfer or change) and to the portion of such Fiscal Year which occurs on and after the date of such Transfer or change (and if there shall be a subsequent Transfer or change in such Fiscal Year, which precedes the date of such subsequent Transfer or change), in accordance with a pro rata allocation unless the Manager elects to use an interim closing of the books, and the amounts of the items so allocated to each such portion shall be credited or charged to the Members in accordance with Sections 5.02 and 5.03 as in effect during each such portion of the Fiscal Year in question. Such allocation shall be in accordance with Section 706 of the Code and the regulations thereunder and made without regard to the date, amount or receipt of any Distributions that may have been made with respect to the transferred Percentage Interest to the extent consistent with Section 706 of the Code and the regulations thereunder. As of the date of such Transfer, the Transferee shall succeed to the Capital Account of the Transferor with respect to the transferred Units.

(b)    Tax Allocations; Section 704(c) of the Code. For U.S. federal, state and local income tax purposes, items of income, gain, loss, deduction and credit shall be allocated to the Members in accordance with the allocations of the corresponding items for Capital Account purposes under Sections 5.02 and 5.03, except that in accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company and with respect to reverse Section 704(c) of the Code allocations described in Treasury Regulations 1.704-3(a)(6) shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for U.S. federal income tax purposes and its initial Book Value or its Book Value determined pursuant to Treasury Regulation 1.704-1(b)(2)(iv)(f) (computed in accordance with the definition of Book Value) using the traditional allocation method under Treasury Regulation 1.704-3(b). Any elections or other decisions relating to such allocations shall be made by the Manager in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 5.04(b), Section 704(c) of the Code (and the principles thereof), and Treasury Regulation 1.704-1(b)(4)(i) are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Net Income, Net Loss, other items, or Distributions pursuant to any provision of this Agreement.

(c)    Modification of Allocations. The allocations set forth in Sections 5.02, 5.03 and 5.04 are intended to comply with certain requirements of the Treasury Regulations. Notwithstanding the other provisions of this Article V, the Manager shall be authorized to make, in its reasonable discretion, appropriate amendments to the allocations of Net Income and Net Loss (and to individual items of income, gain, loss, deduction and credit) pursuant to this Agreement (i) in order to comply with Section 704 of the Code or applicable Treasury Regulations, (ii) to allocate properly Net Income and Net Loss (and individual items of income, gain, loss, deduction and credit) to those Members that bear the economic burden or benefit associated therewith and (iii) to cause the Members to achieve the objectives underlying this Agreement as reasonably determined by the Manager.

Section 5.05.    Withholding.

(a)    Tax Withholding.

(i)    If requested by the Manager, each Member shall, if able to do so, deliver to the Manager: (A) an affidavit in form satisfactory to the Company that the applicable Member (or its partners or members, as the case may be) is not subject to withholding under the provisions of any applicable Law; (B) any certificate that the Company may reasonably request with respect to any such Laws; or (C) any other form or instrument reasonably requested by the Company relating to any Member’s status under such Law. In the event that a Member fails or is unable to deliver to the Company an affidavit described in subclause (A) of this clause (i), the Company may withhold amounts from such Member in accordance with Section 5.05(b).

(ii)    After receipt of a written request of any Member, the Manager shall provide such information to such Member and take such other lawful action as may be reasonably necessary to assist such Member in making any necessary filings, applications or elections to obtain any available exemption from, or any available refund of, any withholding imposed by any foreign taxing authority with respect to amounts distributable or items of income allocable to such Member hereunder to the extent not adverse to the Company or any other Member. In addition, the Manager shall, at the request of any Member, make or cause to be made (or cause the Company to make) any such filings, applications or elections; provided that any such requesting Member shall cooperate with the Company, with respect to any such filing, application or election to the extent reasonably determined by the Manager and that any filing fees, taxes or other out-of-pocket expenses reasonably incurred and related thereto shall be paid and borne by such requesting Member or, if there is more than one requesting Member, by such requesting Members in accordance with their relative Percentage Interests.

(b)    Withholding Advances. To the extent the Company is required by applicable Law to withhold or to make tax payments on behalf of or with respect to any Member (e.g., backup withholding) (“Withholding Advances”), the Company may withhold such amounts and make such tax payments as so required.

(c)    Repayment of Withholding Advances. All Withholding Advances made on behalf of a Member, plus interest thereon at a rate equal to the Base Rate as of the date of such Withholding Advances plus two percent (2.0%) per annum, shall (i) be paid on demand by the Member on whose behalf such Withholding Advances were made (it being understood that no such payment shall increase such Member’s Capital Account), or (ii) with the consent of the Manager and the affected Member be repaid by reducing the amount of the current or next succeeding Distribution or Distributions that would otherwise have been made to such Member or, if such Distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Member. Whenever repayment of a Withholding Advance by a Member is made as described in clause (ii) of this Section 5.05(c), for all other purposes of this Agreement such Member shall be treated as having received all Distributions (whether before or upon any dissolution or liquidation of the Company) unreduced by the amount of such Withholding Advance and interest thereon.

(d)    Withholding Advances - Reimbursement of Liabilities. Each Member hereby agrees to reimburse the Company for any liability with respect to Withholding Advances (including interest thereon) required or made on behalf of or with respect to such Member (including penalties imposed with respect thereto).

ARTICLE VI

MANAGEMENT

Section 6.01.    Authority of Manager.

(a)    Except for situations in which the approval of any Member(s) is specifically required by the Delaware Act or this Agreement, (i) the business and affairs of the Company shall be managed exclusively by or under the direction of the Manager, and (ii) the Manager shall conduct, direct and exercise full control over all activities of the Company. Except as otherwise expressly provided for in this Agreement, the Members hereby consent to the exercise by the Manager of all such powers and rights conferred by the Delaware Act with respect to the management and control of the Company. The initial Manager shall be the Corporation.

(b)    The Manager shall have the power and authority to effectuate the sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of the Company (including the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company) or the merger, consolidation, reorganization or other combination of the Company with or into another entity, all without further act, vote, approval or consent of the Members or any other Person notwithstanding anything in this Agreement to the contrary or, to the fullest extent permitted by applicable Law, the Delaware Act or any other applicable Law; provided, that, for the avoidance of doubt, nothing herein shall alter in any respect any rights under the Corporation’s organizational documents or applicable Law of a stockholder or stockholders of the Corporation to approve such sale, lease, exchange or other disposition or a Member, in its capacity as a holder of shares of the Corporation, to vote such shares in connection therewith.

Section 6.02.    Actions of the Manager. The Manager may authorize any Officer or other Person or Persons to act on behalf of the Company pursuant to Section 6.07.

Section 6.03.    Resignation; Removal. The Manager may resign at any time by giving written notice to the Members. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Members, and the acceptance of the resignation shall not be necessary to make it effective. The Manager may be removed at any time by the Corporation.

Section 6.04.    Vacancies. Vacancies in the position of Manager occurring for any reason shall be filled by the Corporation.

Section 6.05.    Transactions Between Company and Manager. The Manager may cause the Company to contract and deal with the Manager, or any Affiliate of the Manager; provided such contracts and dealings are on terms comparable to those available to the Company from others dealing with the Company at arm’s length or are approved by the Majority Members.

Section 6.06.    Reimbursement for Expenses. The Manager shall not be compensated for its services as Manager except as expressly provided in this Agreement. To the extent practicable, expenses incurred by the Manager on behalf of or for the benefit of the Company shall be billed directly to and paid by the Company and, if and to the extent any reimbursements to the Manager or any of its Affiliates by the Company pursuant to this Section 6.06 constitute gross income to such Person (as opposed to the repayment of advances made by such Person on behalf of the Company), such amounts shall be treated as “guaranteed payments” within the meaning of Section 707(c) of the Code and shall not be treated as Distributions for purposes of computing the Members’ Capital Accounts.

Section 6.07.    Delegation of Authority.

(a)    The Manager may, from time to time, delegate to one or more Officers or other Persons such authority and duties as the Manager may deem advisable. The salaries or other compensation, if any, of agents of the Company (other than the Officers) shall be fixed from time to time by the Manager, subject to the other provisions in this Agreement.

(b)    The day-to-day business and operations of the Company shall be overseen and implemented, subject to the supervision and direction of the Manager, by officers of the Company having such titles (including “chief executive officer,” “president,” “chief financial officer,” “chief operating officer,” “vice president,” “secretary,” “assistant secretary,” “treasurer” or assistant treasurer”) as the Manager may deem advisable (each, an “Officer” and collectively, the “Officers”). Each Officer shall be appointed by the Manager and shall hold office until his or her successor shall be duly designated and qualified or until his or her death or until he or she shall resign or shall have been removed by the Manager. Any one individual may hold more than one office. Subject to the other provisions in this Agreement, the salaries or other compensation, if any, of the Officers shall be fixed from time to time by the Manager. The authority and responsibility of the Officers shall include, but not be limited to, such duties as the Manager may, from time to time, delegate to them and the carrying out of the Company’s business and affairs on a day-to-day basis. Effective as of the execution and delivery of this Agreement, the Manager hereby removes the existing Officers from their respective offices and hereby appoints each of the individuals listed on Exhibit C to the office or offices set forth next to his or her name. Following the date hereof, the Manager may remove, replace or change any such Officers listed on Exhibit C in accordance with Section 6.07(a) (and Exhibit C need not be amended to reflect any such removal, replacement or change with respect to the Officers of the Company).

Section 6.08.    Duties; Limitation of Liability.

(a)    Notwithstanding anything in this Agreement to the contrary, the Manager and each Officer shall have the fiduciary duties of loyalty and care the same as a director and an officer, respectively, of a corporation organized under the General Corporation Law of the State of Delaware.

(b)    Notwithstanding anything in this Agreement to the contrary, the Manager and each Officer shall be fully protected in relying in good faith upon the records of the Company and upon information, opinions, reports or statements presented by any Member, any liquidating trustee, any Officer or any employee of the Company or any committee of the Company or the Members, or by any other Persons as to matters the Manager or such Officer reasonably believes are within such other Person’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company, or the value and amount of assets or reserves or contracts, agreements or other undertakings that would be sufficient to pay claims and obligations of the Company or to make reasonable provision to pay such claims and obligations, or any other facts pertinent to the existence and amount of assets from which Distributions to Members or payments to creditors might properly be made.

(c)    Notwithstanding anything in this Agreement to the contrary, the Manager shall, to the fullest extent permitted by applicable Law, not be liable to the Company, the Members, the Officers or any other Person that is a party to or is otherwise bound by this Agreement, for monetary liability for breach of fiduciary duty as a manager of the Company, except that the foregoing shall not eliminate or limit the liability of the Manager for any (i) breach of the Manager’s duty of loyalty to the Company and its Members, (ii) act or omission not in good faith or which involves intentional misconduct or knowing violation of Law or (iii) transaction from which the Manager derived an improper personal benefit.

(d)    The provisions of this Section 6.08, to the extent that they eliminate or restrict (i) the duties and liabilities of the Manager otherwise existing at Law or in equity, are agreed by the Company, the Members, the Manager and any other Person that is a party to or is otherwise bound by this Agreement to replace such other duties and liabilities of the Manager to the fullest extent permitted by applicable Law and (ii) the duties of each Officer otherwise existing at law or in equity, are agreed by the Company, the Members, the Manager and any other Person that is a party to or is otherwise bound by this Agreement to replace such other duties of such Officer to the fullest extent permitted by applicable Law.

Section 6.09.    Limitation of Liability; Indemnification.

(a)    To the fullest extent permitted by law, as the same exists or as may hereafter be amended, no director of the Corporation shall have any personal liability to the Corporation or any of its stockholders for monetary damages for any breach of fiduciary duty as a director. If the Delaware Act or any other law of the State of Delaware is amended hereafter to permit the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware Act, as so amended, without further action by the Corporation. Any alteration, amendment, addition to, repeal or modification of this Section 6.09, or adoption of any provision of this Agreement inconsistent with this Section 6.09, shall not reduce, eliminate or adversely affect any right or protection of a director of the Corporation existing at the time of such alteration, amendment, addition to, repeal, modification or adoption, or increase the liability of any director of the Corporation with respect to acts or omissions occurring prior to such alteration, amendment, addition to, repeal, modification or adoption.

(b)    The Company shall indemnify, advance expenses to and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (“Indemnitee”) who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative (formal or informal) nature, including appeal therefrom, in which Indemnitee was, is, will or might be involved as a party, potential party, non-party witness or otherwise by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, by reason of any action (or failure to act) taken by him or her of any action (or failure to act) on his or her part while acting as a Manager, director, officer, employee or agent of the Company, or by reason of the fact that Indemnitee is or was serving at the request of the

Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of any other Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Article Tenth. “Enterprise” means the Company and any other company, constituent company (including any constituent of a constituent) absorbed in a consolidation or merger to which the Company (or any of their wholly owned subsidiaries) is a party, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent.

(c)    Neither any amendment nor repeal of this Section 6.09, nor the adoption of any provision of this Agreement inconsistent with this Section 6.09, shall eliminate or reduce the effect of this Section 6.09 in respect of any acts or omissions occurring prior to such alteration, amendment, addition to, repeal or adoption

Section 6.10.    Investment Company Act. The Manager shall use its reasonable best efforts to ensure that the Company shall not be subject to registration as an investment company pursuant to the Investment Company Act.

Section 6.11.    Outside Activities of the Manager. The Manager shall not, directly or indirectly, enter into or conduct any business or operations, other than in connection with (a) in its capacity as a Member, the ownership, acquisition and disposition of Class A Units, (b) the management of the business and affairs of the Company and its Subsidiaries, (c) the operation of the Corporation as a reporting company with a class (or classes) of securities registered under Section 12 of the Exchange Act, and listed on a securities exchange, (d) the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, (e) financing or refinancing of any type related to the Company, its Subsidiaries or their assets or activities, and (f) such activities as are incidental to the foregoing; provided, however, that, except as otherwise provided herein, the net proceeds of any financing or refinancing raised by the Corporation pursuant to the preceding clauses (d) and (e) shall be made available to the Company, whether as Capital Contributions, loans or otherwise, as appropriate, and, provided further, that the Corporation may, in its sole and absolute discretion, from time to time hold or acquire assets in its own name or otherwise other than through the Company and its Subsidiaries so long as the Corporation takes commercially reasonable measures to ensure that the economic benefits and burdens of such assets are otherwise vested in the Company or its Subsidiaries, through assignment, mortgage, loan or otherwise or, if it is not commercially reasonable to vest such economic interests in the Company or any of its Subsidiaries, the Members shall negotiate in good faith to amend this Agreement to reflect such activities and the direct ownership of assets by the Corporation. Nothing contained herein shall be deemed to prohibit the Corporation from executing any guarantee of indebtedness of the Company or its Subsidiaries.

ARTICLE VII

RIGHTS AND OBLIGATIONS OF MEMBERS

Section 7.01.    Limitation of Liability and Duties of Members.

(a)    Except as expressly provided in this Agreement or in the Delaware Act, no Member (including the Member that is also the Manager) shall be personally liable, whether to the Company, to any of the other Members, to the creditors of the Company or to any third party, for any debt, obligation or liability of the Company, whether arising in contract, tort or otherwise, solely by reason of being a Member. Notwithstanding anything in this Agreement to the contrary, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Delaware Act shall, to the fullest extent permitted by applicable Law, not be grounds for imposing personal liability on the Members for any debts, obligations or liabilities of the Company.

(b)    In accordance with the Delaware Act and the Laws of the State of Delaware, a Member may, under certain circumstances, be required to return amounts previously distributed to such Member. It is the intent of the Members that no Distribution to any Member pursuant to Article IV shall be deemed a return of money or other property paid or distributed in violation of the Delaware Act or any other Law of the State of Delaware. To the fullest extent permitted by applicable Law, any Member receiving any such money or property shall not be required to return any such money or property to the Company or any other Person, unless such Distribution was made by the Company to its Members in clerical error. However, if any court of competent jurisdiction holds that, notwithstanding anything in this Agreement to the contrary, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of any other Member.

(c)    Notwithstanding anything in this Agreement to the contrary, no Member shall, to the fullest extent permitted by applicable Law, owe any duties (including fiduciary duties) to the Company, any other Member or any other Person that is a party to or is otherwise bound by this Agreement, other than or with respect to breaches of the implied covenant of good faith and fair dealing. The provisions of this Section 7.01(c), to the extent that they eliminate or restrict the duties of a Member otherwise existing at law or in equity, are agreed by the Company, the Members, the Manager and any other Person that is a party to or is otherwise bound by this Agreement to replace such other duties of a Member to the fullest extent permitted by applicable Law; provided, that, for the avoidance of doubt, this Section 7.01(c) shall not limit the duties (including fiduciary duties) of the Corporation (or any other Person serving as Manager), in the Corporation’s (or such other Person’s) capacity as Manager, to the Company or any Member even though the Manager is also a Member.

Section 7.02.    Lack of Authority. No Member in its capacity as such has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to make any expenditure on behalf of the Company. The Members hereby consent to the exercise by the Manager, the Officers and any Persons to whom the Manager delegates authority and duties pursuant to Section 6.07 of the powers conferred on them by Law and this Agreement.

Section 7.03.    No Right of Partition. To the fullest extent permitted by applicable Law, no Member in its capacity as such shall have the right to seek or obtain partition by court decree or operation of Law of any Company property, or the right to own or use particular or individual assets of the Company, any such right or power that such Member might have to cause the Company or any of its assets to be partitioned being hereby irrevocably waived.

Section 7.04.    Members Right to Act. For matters that require the approval or consent of the Members under this Agreement or the Delaware Act, the Members shall act through meetings and consents as described in paragraphs (a) and (b) below:

(a)    Except as otherwise expressly provided by Section 17.03(a), the approval or consent of the Majority Members, voting together as a single class, shall be the approval or consent of the Members. Any Member entitled to vote at a meeting of Members or to express consent or dissent to Company action without a meeting may authorize another Person or Persons to act for such Member by proxy. An electronic transmission or similar transmission by the Member, or a photographic, facsimile or similar reproduction of a writing executed by the Member shall be treated as a proxy executed in writing for purposes of this Section 7.04(a). No proxy shall be voted or acted upon after eleven months from the date thereof, unless the proxy provides for a longer period. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and that the proxy is coupled with an interest. Should a proxy designate two or more Persons to act as proxies, unless that instrument shall provide to the contrary, a majority of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or, if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the Company shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the votes that are the subject of such proxy are to be voted with respect to such issue.

(b)    The actions by the Members permitted hereunder may be taken at a meeting called by the Manager or by the Majority Members on at least forty-eight (48) hours’ prior written notice to the other Members entitled to vote, which notice shall state the purpose or purposes for which such meeting is being called. The actions taken by the Members entitled to vote or consent at any meeting (as opposed to by consent in lieu of a meeting), if improperly called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice if (but not until), before, at or after the meeting, the Members entitled to vote or consent as to whom it was improperly held signs a waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. The actions by the Members entitled to vote or consent may be taken by vote of the Members entitled to vote or consent at a meeting or by consent in lieu of a meeting, so long as such consent is in writing and is signed by Members holding not less than the minimum number of Voting Units that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted. Prompt notice of the action so taken without a meeting, which shall state the purpose or purposes for which such consent in lieu of a meeting was required, shall be given to those Members entitled to vote or consent who did not sign such consent (for which such notice and consent may be delivered via electronic transmission); provided, however, that the failure to give any such notice shall not affect the validity of the action taken by such consent in lieu of a meeting. Any action taken pursuant to such consent in lieu of a meeting of the Members shall have the same force and effect as if taken by the Members at a meeting thereof.

Section 7.05.    Inspection Rights. The Company shall permit each Member and each of its designated representatives, for any purpose reasonably related to such Member’s interest as a member of the Company, to (i) visit and inspect any of the premises of the Company and its Subsidiaries, all at reasonable times and upon reasonable notice, (ii) examine the corporate and financial records of the Company or any of its Subsidiaries and make copies thereof or extracts therefrom, during reasonable business hours and upon reasonable notice and (iii) consult with the managers, officers, employees and independent accountants of the Company or any of its Subsidiaries concerning the affairs, finances and accounts of the Company or any of its Subsidiaries, during reasonable business hours and upon reasonable notice. The presentation of an executed copy of this Agreement by any Member to the Company’s independent accountants shall constitute the Company’s permission to its independent accountants to participate in discussions with such Persons and their respective designated representatives. Notwithstanding the foregoing, the Manager shall have the right to keep confidential from the Members, for such period of time as the Manager deems reasonable, any information which the Manager reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Manager in good faith believes is not in the best interest of the Company or could damage the Company or its business or which the Company is required by applicable Law or by agreement with a third party to keep confidential.

ARTICLE VIII

BOOKS, RECORDS, ACCOUNTING AND REPORTS, AFFIRMATIVE COVENANTS

Section 8.01.    Records and Accounting. The Company shall keep, or cause to be kept, appropriate books and records with respect to the Company’s business, including all books and records necessary to provide any information, lists and copies of documents required to be provided pursuant to Section 8.03 or pursuant to applicable Law. All matters concerning (a) the determination of the relative amount of allocations and Distributions among the Members pursuant to Articles III and IV and (b) accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Manager, whose determination shall be final and conclusive as to all of the Members absent manifest clerical error.

Section 8.02.    Fiscal Year. The Fiscal Year of the Company shall begin on the first day of January and end on the last day of December each year or such other date as may be established by the Manager.

Section 8.03.    Reports. The Company shall furnish to each Member (a) as soon as reasonably practical after the end of each Fiscal Year, all information concerning the Company and its Subsidiaries required for the preparation of tax returns of such Members (or any beneficial owner(s) of such Member), including a report (including Schedule K-1), indicating each Member’s share of the Company’s taxable income, gain, credits, losses and deductions for such year, in sufficient detail to enable such Member to prepare its federal, state and other tax returns; provided that estimates of such information believed by the Manager in good faith to be reasonable shall be provided within ninety (90) days of the end of the Fiscal Year, (b) as soon as reasonably possible after the close of the relevant fiscal period, but in no event later than ten days prior to the date an estimated tax payment is due, such information concerning the Company as is required to enable such Member (or any beneficial owner of such Member) to pay estimated taxes and (c) as soon as reasonably possible after a request by such Member, such other information concerning the Company and its Subsidiaries that is reasonably requested by such Member for compliance with its tax obligations (or the tax obligations of any beneficial owner(s) of such Member) or for tax planning purposes.

ARTICLE IX

TAX MATTERS

Section 9.01.    Partnership Representative.

(a)    The “Partnership Representative” (as such term is defined under Partnership Audit Provisions) of the Company shall be selected by the Manager with the initial Partnership Representative being the Corporation. The Partnership Representative may retain, at the Company’s expense, such outside counsel, accountants and other professional consultants as it may reasonably deem necessary in the course of fulfilling its obligations as the Partnership Representative. The Partnership Representative is authorized to take, and shall determine in its sole discretion whether or not the Company will take, such actions and execute and file all statements and forms on behalf of the Company that are approved by the Manager and are permitted or required by the applicable provisions of the Partnership Audit Provisions (including a “push-out” election under Section 6226 of the Code or any analogous election under state or local tax Law). Each Member agrees to cooperate with the Partnership Representative and to use commercially reasonable efforts to do or refrain from doing any or all things requested by the Partnership Representative (including paying any and all resulting taxes, additions to tax, penalties and interest in a timely fashion) in connection with any examination of the Company’s affairs by any federal, state, or local tax authorities, including resulting administrative and judicial proceedings. The Partnership Representative shall keep the Members timely and reasonably informed as to all material tax audits, actions, examinations or proceedings relating to the Company or any of its Subsidiaries (“Tax Proceedings”).

(b)    Notwithstanding anything else in this Agreement, the MSP Members’ Representative shall have the right to control any Tax Proceeding of the Company (and its Subsidiaries) for any Pre-Closing Tax Period relating to income taxes for which the MSP Members are primarily liable as a matter of tax Law (a “Pre-Closing Tax Proceeding”), provided, that the MSP Members’ Representative shall (i) keep the Members and the Partnership Representative informed of all material developments in respect of such Pre-Closing Tax Proceeding and provide all materials and material correspondence to the Partnership Representative with respect thereto, (ii) permit the Partnership Representative, at its own expense, to participate in the defense of such Pre-Closing Tax Proceeding, (iii) obtain the prior consent of the Partnership Representative (not to be unreasonably withheld, conditioned or delayed), before entering into any settlement or surrender of such Pre-Closing Tax Proceeding and (iv) make an election pursuant to Section 6226 of the Code (or similar provision of state or local tax Law) with respect to any Pre-Closing Tax Proceeding that is subject to Partnership Audit Provisions.

(c)    To the extent that the MSP Members’ Representative fails to make a valid election under Section 6226 of the Code (or similar provision of state or local tax Law) in respect of a Pre-Closing Tax Proceeding and the Company incurs or is required to pay any liability for taxes, interest or penalties pursuant to the Partnership Audit Provisions (or similar provision of state or local tax Law), then the MSP Members’ Representative shall use reasonable best efforts to reduce under Section 6225(c) of the Code any Company-level assessment under the Partnership Audit Provisions to reflect the particular tax status of any Member. Notwithstanding anything to the contrary, the Partnership Representative shall obtain the prior written consent of the MSP Members’ Representative before taking any action (or omitting to take any action) with respect to any taxes or tax matters that could reasonably be expected to have a material, disproportionate and adverse effect on any MSP Member.

Section 9.02.    Section 754 Election. The Company has previously made or will make a timely election under Section 754 of the Code (and a corresponding election under state and local law) effective starting with the taxable year ended December 31, 2022, and the Manager shall not take any action to revoke such election.

Section 9.03.    Debt Allocation. Indebtedness of the Company treated as “excess nonrecourse liabilities” (as defined in Treasury Regulation Section 1.752-3(a)(3)) shall be allocated among the Members based on their Percentage Interests.

Section 9.04.    Tax Returns. The Company shall timely cause to be prepared by an accounting firm selected by the Manager all federal, state, local and foreign tax returns (including information returns) of the Company and its Subsidiaries, which may be required by a jurisdiction in which the Company and its Subsidiaries operate or conduct business for each year or period for which such returns are required to be filed and shall cause such returns to be timely filed. Upon request of any Member, the Company shall furnish to such Member a copy of each such tax return. No Member shall take a position on its income tax return with respect to any item of Company income, gain, deduction, loss or credit that is different from the position taken on the Company’s income tax return with respect to such item unless such Member notifies the Company of the different position the Member desires to take and the Company’s regular tax advisors, after consulting with the Member, are unable to provide an opinion that (after taking into account all of the relevant facts and circumstances) the arguments in favor of the Company’s position outweigh the arguments in favor of the Member’s position.

ARTICLE X

RESTRICTIONS ON TRANSFER OF UNITS

Section 10.01.    General. No Member or Assignee may Transfer any Units or any interest in any Units other than (a) with the written approval of the Manager or (b) pursuant to and in accordance with Section 10.02, and, in either case, notwithstanding anything in this Agreement to the contrary, no Transfer of Class B Units shall be made by a transferor unless such Transfer is accompanied by the Transfer of an equal number of shares of Class V Common Stock held by such transferor in tandem with such Class B Units. Notwithstanding the foregoing, for purposes of the foregoing clause (b) only, “Transfer” shall not include an event that terminates the existence of a Member for income tax purposes (including (i) a change in entity classification of a Member under Treasury Regulation Section 301.7701-3, (ii) a sale of assets by, or liquidation of, a Member pursuant to an election under Section 336 or 338 of the Code or (iii) a merger, severance or allocation within a trust or among sub-trusts of a trust that is a Member), but that does not terminate the existence of such Member under applicable state Law (or, in the case of a trust that is a Member, does not terminate the trusteeship of the fiduciaries under such trust with respect to all the Company Interests of such trust that is a Member).

Section 10.02.    Permitted Transfers. The restrictions contained in clauses (a) and (b) of Section 10.01 shall not apply to any Transfer (each such Transfer, and together with any Transfer approved pursuant to Section 10.01, a “Permitted Transfer”) pursuant to: (a)(i) a Change of Control Transaction, (ii) a redemption, repurchase or exchange effected in accordance with Article XI or Article XII or (iii) a Transfer by a Member to the Corporation or the Company; (b) a Transfer by any Member to (i) any Member Equityholder of such Member, (ii) such Member’s spouse, parents, grandparents, lineal descendants or siblings, the parents, grandparents, lineal descendants or siblings of such Member’s spouse, or lineal descendants of such Member’s siblings or such Member’s spouse’s siblings (each, a “Family Member”), (iii) a Family Member of any Member Equityholder, (iv) a trust, family-partnership or estate-planning vehicle, so long as one or more of such Member, a Family Member of such Member, a Member Equityholder or a Family Member of a Member Equityholder is/are the sole economic beneficiaries of such trust, family-partnership or estate-planning vehicle, (v) a partnership, corporation or other entity controlled by, or a majority of which is beneficially owned by, such Member or any one or more of the Persons described in the foregoing clauses (i) through (iv), (vi) a charitable trust or organization that is exempt from taxation under Section 501(c)(3) of the Code and controlled by such Member or any one or more of the Persons described in the foregoing clauses (i) through (v), (vii) an individual mandated under a qualified domestic relations order to which such Member is subject, or (viii) a legal or personal representative of such Member, any Family Member of such Member, a Member Equityholder, or a Family Member of a Member Equityholder in the event of the death or disability of such Member that is an individual; provided, however, that (A) in the case of the Corporation (or a Permitted Transferee thereof) such Affiliate is a wholly-owned Subsidiary of the Corporation, (B) the restrictions contained in this Agreement will continue to apply to Units after any Permitted Transfer of such Units, and (C) prior to any Transfer in the case of the foregoing clause (b), the transferees of the Units to be Transferred shall agree in writing to be bound by the provisions of this Agreement and, the transferor will deliver a written notice to the Company and the Members, which notice will disclose in reasonable detail the identity of the proposed transferee. In the case of a Permitted Transfer by a Member of Class B Units to a transferee in accordance with this Section 10.02, such Member (or any subsequent transferee of such Member) shall also Transfer an equal number of shares of Class V Common Stock corresponding to the proportion of such Member’s (or subsequent transferee’s) Class B Units that were Transferred in the Permitted Transfer to such transferee. All Permitted Transfers are subject to the additional limitations set forth in Section 10.07(b).

Section 10.03.    Restricted Units Legend. The Units have not been registered under the Securities Act and, therefore, in addition to the other restrictions on Transfer contained in this Agreement, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is then available.

Section 10.04.    Transfer. Prior to Transferring any Units (other than pursuant to a Change of Control Transaction), the transferor shall cause the prospective transferee to agree in writing to be bound by this Agreement as provided in Section 10.02, and any other agreements executed by the holders of Units and relating to such Units in the aggregate (collectively, the “Other Agreements”), and shall cause the prospective transferee to execute and deliver to the Company counterparts of this Agreement and any applicable Other Agreements. Any Transfer or attempted Transfer of any Units in violation of any provision of this Agreement (including any prohibited indirect Transfers) shall, to the fullest extent permitted by applicable Law, be void, and in the event of any such Transfer or attempted Transfer, the Company shall not record such Transfer on its books and records, including the Schedule of Members, or treat any purported transferee of such Units as the owner of such securities for any purpose.

Section 10.05.    Assignee’s Rights.

(a)    The Transfer of Units or any interest in Units in accordance with this Agreement shall be effective as of the date of its assignment (assuming compliance with all of the conditions to such Transfer set forth herein), and such Transfer shall be shown on the books and records of the Company in accordance with Section 3.01(d). Distributions made before the effective date of such Transfer shall be paid to the transferor, and Distributions made on or after such date shall be paid to the Assignee.

(b)    Unless and until an Assignee becomes a Member pursuant to Article XIII, the Assignee shall not be entitled to any of the rights granted to a Member hereunder or under applicable Law, other than the rights granted specifically to Assignees pursuant to this Agreement; provided, however, that, without relieving the transferring Member from any such limitations or obligations as more fully described in Section 10.06, such Assignee shall be bound by any limitations and obligations of a Member contained herein that a Member would be bound on account of the Assignee’s Company Interest (including the obligation to make Capital Contributions on account of such Company Interest, to the extent applicable).

Section 10.06.    Assignor’s Rights and Obligations. Any Member who shall Transfer any Units in a manner in accordance with this Agreement shall cease to be a Member with respect to such Units and shall no longer have any rights or privileges, or, except as set forth in this Section 10.06, duties, liabilities or obligations, of a Member with respect to such Units (it being understood, however, that the applicable provisions of Sections 6.08 and 6.09 shall continue to inure to such Person’s benefit), except that unless and until the Assignee (if not already a Member) is admitted as a Substituted Member in accordance with the provisions of Article XIII (the “Admission Date”), (a) such assigning Member shall retain all of the duties, liabilities and obligations of a Member with respect to such Company Interests, and (b) the Manager may, in its sole discretion, reinstate all or any portion of the rights and privileges of such Member with respect to such Company Interests for any period of time prior to the Admission Date. Nothing contained herein shall relieve any Member who Transfers any Company Interests from any liability of such Member to the Company with respect to such Company Interests that may exist on the Admission Date or that is otherwise specified in the Delaware Act and incorporated into this Agreement or for any liability of such Member to the Company or any other Person for any materially false statement made by such Member (in its capacity as such) or for any present or future breaches of any representations, warranties or covenants by such Member (in its capacity as such) contained herein or the Other Agreements.

Section 10.07.    Overriding Provisions.

(a)    Any Transfer in violation of this Article X shall, to the fullest extent permitted by applicable Law, be null and void ab initio, and the provisions of Sections 10.05 and 10.06 shall not apply to any such Transfers. For the avoidance of doubt, any Person to whom a Transfer is made or attempted in violation of this Article X shall not be admitted as a member of the Company, shall not be entitled to vote on any matters coming before the Members and shall not have any other rights in or with respect to any rights of a Member. The approval of any Transfer in any one or more instances shall not limit or waive the requirement for such approval in any other or future instance.

(b)    Notwithstanding anything in this Agreement to the contrary (including, for the avoidance of doubt, the provisions of Article XI and Article XIII and the other provisions of this Article X), in no event shall any Member Transfer any Units to the extent such Transfer could, in the reasonable determination of the Manager:

(i)    result in a violation of the Securities Act, or any other applicable federal, state or foreign Laws;

(ii)    cause an assignment under the Investment Company Act;

(iii)    be a violation of or a default (or an event that, with notice or the lapse of time or both, would constitute a violation of or a default) under, or result in an acceleration of any indebtedness incurred, issued or guaranteed by the Company that, individually or in the aggregate, has an aggregate principal amount then outstanding that is greater than $1,000,000;

(iv)    cause the Company to have more than fifty (50) partners for the purposes of Treasury Regulation Section 1.7704-1(h)(1)(ii), including the application of the anti-avoidance rule of Treasury Regulation Section 1.7704-1(h)(3);

(v)    cause the Company to lose its status as a partnership for U.S. federal income tax purposes or, without limiting the generality of the foregoing, be a Transfer effected on or through an “established securities market” or a “secondary market or the substantial equivalent thereof”, as such terms are used in Section 1.7704-1 of the Treasury Regulations;

(vi)    be a Transfer to a Person who is not legally competent or who has not achieved his or her majority under applicable Law (excluding trusts for the benefit of minors); or

(vii)    cause the Company or any Member or the Manager to be treated as a fiduciary under the Employee Retirement Income Security Act of 1974, as amended.

ARTICLE XI

REDEMPTION AND EXCHANGE

Section 11.01.    Exchange of Class B Paired Interests for Class A Common Stock.

(a)    From and after the execution and delivery of this Agreement, each Holder shall be entitled at any time and from time to time upon the terms and subject to the conditions hereof, to surrender Class B Paired Interests to the Corporation (subject to adjustment as provided in Section 11.03) in exchange (such exchange, an “Exchange”) for the delivery to such Holder, at the option of the board of directors of the Corporation (acting by a majority of the disinterested members of the board of directors of the Corporation or a committee of disinterested directors of the board of directors of the Corporation), of:

(i)    a Cash Exchange Payment by the Company; or

(ii)    a number of shares of Class A Common Stock that is equal to the product of the number of Class B Paired Interests surrendered multiplied by the Exchange Rate (a “Share Exchange”).

(b)    Solely in connection with an Exchange that coincides with a substantially concurrent public offering or private sale of Class A Common Stock, within five (5) Business Days of the giving of a Notice of Exchange, the Manager may elect to cause the Company to settle all or a portion of the Exchange in cash in an amount equal to the Cash Exchange Payment (in lieu of shares of Class A Common Stock), exercisable by giving written notice of such election to the exchanging Holder within such five (5) Business Day period (such notice, the “Cash Exchange Notice”). The Cash Exchange Notice shall set forth the portion of the Exchanged Units which shall be redeemed for cash in lieu of shares of Class A Common Stock. To the extent such Exchange relates to the exercise of the exchanging Holder’s registration rights under the Registration Rights Agreement, the Company and the Corporation shall cooperate in good faith with such exchanging Holder to exercise such Exchange in a manner which preserves such exchanging Holder’s rights thereunder. At any time following the giving of a Cash Exchange Notice and prior to the Exchange Date, the Manager may elect (exercisable by giving written notice of such election to the exchanging Holder) to revoke the Cash Exchange Notice with respect to all or any portion of the Exchanged Units and to cause the Company to redeem such Exchanged Units on the Exchange Date as a Share Exchange. For the avoidance of doubt, the Company shall have no obligation to make a Cash Exchange Payment that exceeds the cash contributed to the Company by the Corporation from the Corporation’s offering or sales of Class A Common Stock referenced in this Section 11.01(b).

Section 11.02.    Exchange Procedures; Notices and Revocations.

(a)    A Holder may exercise the right to effect an Exchange as set forth in Section 11.01 by delivering a written notice of exchange in respect of the Class B Paired Interests to be Exchanged (the “Exchanged Units”) substantially in the form of Exhibit D hereto (the “Notice of Exchange”), duly executed by such Holder or such Holder’s duly authorized attorney, to the Corporation at its address set forth in Section 17.05 during normal business hours, or if any agent for the Exchange is duly appointed by the Corporation (which shall, by notice to the Holders in accordance with Section 17.05, which notice shall contain the address of the office of such agent) and acting (the “Exchange Agent”), to the office of the Exchange Agent during normal business hours, together with certificates, if any, evidencing the Class B Paired Interests or the components of the Class B Paired Interests. Each Exchange shall be deemed to be effective immediately prior to the close of business on the Exchange Date.

(b)    Contingent Notice of Exchange and Revocation by Holders.

(i)    A Notice of Exchange from a Holder may specify that the Exchange (A) shall occur on a specified future Business Day or (B) is to be contingent (including as to the timing) upon the consummation of a purchase by another Person (whether in a tender or exchange offer, an underwritten offering or otherwise) of shares of Class A Common Stock into which the Class B Paired Interests are exchangeable, or contingent (including as to timing) upon the closing of an announced merger, consolidation or other transaction or event in which the Class A Common Stock would be exchanged or converted or become exchangeable for or convertible into cash or other securities or property.

(ii)    Notwithstanding anything in this Agreement to the contrary, a Holder may withdraw or amend a Notice of Exchange, in whole or in part, at any time prior to 5:00 p.m. New York City time, on the Business Day immediately preceding the Exchange Date (or any such later time as may be required by applicable Law) by delivery of a written notice of withdrawal to the Corporation or the Exchange Agent, as applicable, specifying (1) the number of withdrawn Class B Paired Interests, (2) the number of Class B Paired Interests as to which the Notice of Exchange remains in effect, if any, and (3) if the Holder so determines, a new Exchange Date or any other new or revised information permitted to be set forth in the Notice of Exchange.

(c)    Cash Exchange Payment. The Company shall provide notice to the Exchanging Holder of its intention to consummate an Exchange through a Cash Exchange Payment on the fourth Business Day immediately following the receipt of a Notice of Exchange by the Corporation. Additionally, the Company shall deliver or cause to be delivered the Cash Exchange Payment in accordance with Section 11.01(a) as promptly as practicable (but not later than five Business Days) after the Exchange Date.

(d)    Share Exchange. In the case of a Share Exchange,

(i)    the Exchanging Holder (or other Person(s) whose name or names in which the Class A Common Stock is to be issued as set forth in the Notice of Exchange) shall be deemed to be a holder of Class A Common Stock from and after the close of business on the Exchange Date.

(ii)    as promptly as practicable on or after the Exchange Date (but not later than the close of business on the Business Day immediately following the Exchange Date), the Corporation shall deliver or cause to be delivered to the Exchanging Holder (or other Person(s) whose name or names in which the Class A Common Stock is to be issued as set forth in the Notice of Exchange) the number of shares of Class A Common Stock deliverable upon such Exchange, registered in the name of such Holder (or other Person(s) whose name or names in which the Class A Common Stock is to be issued as set forth in the Notice of Exchange). To the extent the Class A Common Stock is settled through the facilities of The Depository Trust Company, the Corporation shall, subject to Section 11.02(d)(iii) below, upon the written instruction of an Exchanging Holder, deliver or cause to be delivered the shares of Class A Common Stock deliverable to such Holder (or other Person(s) whose name or names in which the Class A Common Stock is to be issued), through the facilities of The Depository Trust Company, to the account of the participant of The Depository Trust Company designated by such Holder.

(iii)    If the shares of Class A Common Stock issued upon an Exchange are not issued pursuant to a registration statement that has been declared effective by the SEC, such shares shall bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL (I) SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR (II) THE ISSUER OF THE SECURITIES HAS RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE SECURITIES ACT.

(iv)    if (i) any shares of Class A Common Stock may be sold pursuant to a registration statement that has been declared effective by the Securities and Exchange Commission, (ii) all of the applicable conditions of Rule 144 are met, or (iii) the legend (or a portion thereof) otherwise ceases to be applicable, the Corporation, upon the written request of the Holder thereof, shall promptly provide such Holder or its respective transferees, without any expense to such Persons (other than applicable transfer taxes and similar governmental charges, if any) with new certificates (or evidence of book-entry share) for securities of like tenor not bearing the provisions of the legend with respect to which the restriction has terminated. In connection therewith, such Holder shall provide the Corporation will such information in its possession as the Corporation may reasonably request in connection with the removal of any such legend.

(e)    The Corporation shall bear all expenses in connection with the consummation of any Exchange, whether or not any such Exchange is ultimately consummated, including any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange; provided, however, that if any shares of Class A Common Stock are to be delivered in a name other than that of the Holder that requested the Exchange (or The Depository Trust Company or its nominee for the account of a participant of The Depository Trust Company that will hold the shares for the account of such Holder), then such Holder and/or the Person in whose name such shares are to be delivered shall pay to the Corporation the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of the Corporation that such tax has been paid or is not payable.

(f)    Notwithstanding anything to the contrary in this Article XI, a Holder shall not be entitled to effect an Exchange, and the Corporation and the Company shall have the right to refuse to honor any request to effect an Exchange, at any time or during any period, if the Corporation or the Company shall reasonably determine that such Exchange (i) would be prohibited by any applicable Law (including the unavailability of any requisite registration statement filed under the Securities Act or any exemption from the registration requirements thereunder), provided this Section 11.02(f)(i) shall not limit the Corporation or the Company’s obligations under Section 11.06(c) or (ii) would not be permitted under (x) this Agreement, (y) other agreements with the Corporation, the Company or any of the Company’s Subsidiaries to which such Exchanging Holder may be party or (z) any written policies of the Corporation, the Company or any of the Company’s Subsidiaries related to unlawful or inappropriate trading applicable to its directors, officers or other personnel. Upon such determination, the Corporation or the Company (as applicable) shall notify the Holder requesting the Exchange of such determination, which such notice shall include an explanation in reasonable detail as to the reason that the Exchange has not been honored. Notwithstanding anything in this Agreement to the contrary, if the Corporation, after consultation with its outside legal counsel and tax advisor, shall determine in good faith that interests in the Company do not meet the requirements of Treasury Regulation Section 1.7704-1(h) (or other provisions of those Treasury Regulations as determined by the Corporation), the Company may impose such restrictions on Exchange as the Company may reasonably determine to be necessary or advisable so that the Company is not treated as a “publicly traded partnership” under Section 7704 of the Code.

Section 11.03.    Exchange Rate Adjustment.

(a)    The Exchange Rate with respect to the Class B Paired Interests and/or the components of a Class B Paired Interest shall be adjusted accordingly if there is: (i) any subdivision (by any stock or unit split, stock or unit dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock or unit split, reclassification, reorganization, recapitalization or otherwise) of the shares of Class V Common Stock or Class B Units that is not accompanied by a substantively identical subdivision or combination of the Class A Common Stock; or (ii) any subdivision (by any stock split, stock dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock split, reclassification, reorganization, recapitalization or otherwise) of the Class A Common Stock that is not accompanied by a substantively identical subdivision or combination of the shares of Class V Common Stock and Class B Units. If there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock are converted or changed into another security, securities or other property, then upon any subsequent Exchange, an Exchanging Holder shall be entitled to receive the amount of such security, securities or other property that such Exchanging Holder would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, reorganization, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock are converted or changed into another security, securities or other property, this Section 11.03(a) shall continue to be applicable, mutatis mutandis, with respect to such security or other property. This Agreement shall apply to, mutatis mutandis, and all references to “Class B Paired Interests” shall be deemed to include, any security, securities or other property of the Corporation or the Company which may be issued in respect of, in exchange for or in substitution of shares of Class V Common Stock or Class B Units, as applicable, by reason of stock or unit split, reverse stock or unit split, stock or unit dividend or distribution, combination, reclassification, reorganization, recapitalization, merger, exchange (other than an Exchange) or other transaction.

(b)    This Agreement shall apply to the Class B Paired Interests held by the Holders and their Permitted Transferees as of the execution and delivery of this Agreement, as well as any Class B Paired Interests hereafter acquired by a Holder and his or her or its Permitted Transferees.

Section 11.04.    Tender Offers and Other Events with Respect to the Corporation.

(a)    In the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization (other than a recapitalization governed by Section 11.03(a)) or similar transaction with respect to Class A Common Stock (a “Corporate Offer”) is proposed by the Corporation or is proposed to the Corporation or its stockholders and approved by the board of directors of the Corporation or is otherwise effected or to be effected with the consent or approval of the board of directors of the Corporation, the Holders of Class B Paired Interests shall be permitted to participate in such Corporate Offer by delivery of a Notice of Exchange (which Notice of Exchange shall be effective immediately prior to the consummation of such Corporate Offer (and, for the avoidance of doubt, shall be contingent upon such the Corporate Offer and not be effective if such the Corporate Offer is not consummated)). In the case of a the Corporate Offer proposed by the Corporation, the Corporation will use its reasonable best efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit the Holders of Class B Paired Interests to participate in such Corporate Offer to the same extent or on an economically equivalent basis as the holders of shares of Class A Common Stock without discrimination; provided, that without limiting the generality of this sentence, the Corporation will use its reasonable best efforts expeditiously and in good faith to ensure that such Holders may participate in each such Corporate Offer without being required to Exchange Class B Paired Interests. For the avoidance of doubt (but subject to Section 11.04(b)), in no event shall the Holders of Class B Paired Interests be entitled to receive in such Corporate Offer aggregate consideration for each Class B Paired Interest that is greater than the consideration payable in respect of each share of Class A Common Stock in connection with a Corporate Offer.

(b)    Notwithstanding anything in this Agreement to the contrary, in the event of a Corporate Offer intended to qualify as a reorganization within the meaning of Section 368(a) of the Code or as a transfer described in Section 351(a) or Section 721 of the Code, a Holder shall not be required to exchange its Class B Paired Interest without its prior consent.

(c)    Notwithstanding anything in this Agreement to the contrary, (i) in a Corporate Offer, payments under or in respect of the Tax Receivable Agreements shall not be considered part of the consideration payable in respect of any Class B Paired Interest or share of Class A Common Stock in connection with such Corporate Offer for the purposes of Section 11.04(a), and (ii) the Company shall not be entitled to make a Cash Exchange Payment in the case of an Exchange in connection with a Corporate Offer.

Section 11.05.    Listing of Class A Common Stock. If the Class A Common Stock is listed on a securities exchange or inter-dealer quotation system, the Corporation shall use its reasonable best efforts to cause all Class A Common Stock issued upon an exchange of Class B Paired Interests to be listed on the same securities exchange or traded on such inter-dealer quotation system at the time of such issuance.

Section 11.06.    Class A Common Stock to be Issued; Class V Common Stock to be Cancelled.

(a)    The Corporation shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon an Exchange, the maximum number of shares of Class A Common Stock as shall be deliverable upon Exchange of all then-outstanding Class B Paired Interests; provided, that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of an Exchange by delivery of shares of Class A Common Stock that are held in the treasury of the Corporation or by delivery of purchased shares of Class A Common Stock (which may or may not be held in the treasury of the Corporation). The Corporation covenants that all shares of Class A Common Stock issued upon an Exchange will, upon issuance thereof, be validly issued, fully paid and non-assessable.

(b)    When a Class B Paired Interest has been Exchanged in accordance with this Agreement, (i) the share of Class V Common Stock corresponding to such Class B Paired Interest shall be cancelled by the Corporation and (ii) the Class B Unit corresponding to such Class B Paired Interest shall be deemed transferred from the Exchanging Holder to the Corporation and the Officers shall amend, update or amend and restate the Schedule of Members to reflect such change, all without further act, vote, approval or consent of the Manager, Members or any other Person notwithstanding any other provision to this Agreement or, to the fullest extent permitted by applicable Law, including the Delaware Act and any other applicable Law.

(c)    The Corporation agrees that it has taken all or will take such lawful steps as may be required to cause to qualify for exemption under Rule 16b-3(d) or (e), as applicable, under the Exchange Act, and to be exempt for purposes of Section 16(b) under the Exchange Act, any acquisitions from, or dispositions to, the Corporation of equity securities of the Corporation (including derivative securities with respect thereto) and any securities that may be deemed to be equity securities or derivative securities of the Corporation for such purposes that result from the transactions contemplated by this Agreement, by each officer or director of the Corporation, including any director by deputization. The authorizing resolutions shall be approved by either the Corporation’s board of directors or a duly authorized committee thereof composed solely of two or more Non-Employee Directors (as defined in Rule 16b-3) of the Corporation.

Section 11.07.    Distributions. No Exchange shall impair the right of the Exchanging Holder to receive any Distributions payable on the Units so exchanged in respect of a record date that occurs prior to the Exchange Date for such Exchange. No adjustments in respect of Distributions on any Unit will be made on the Exchange of any Class B Paired Interest, and if the Exchange Date with respect to a Unit occurs after the record date for the payment of a Distribution on Units, but before the date of the payment, then the registered Holder of the Unit at the close of business on the record date shall be entitled to receive the Distribution payable on the Unit on the payment date (without duplication of any Distribution to which such Holder may be entitled under Section 4.01(e) in respect of taxes) notwithstanding the Exchange of the Class B Paired Interests or a

default in payment of the Distribution due on the Exchange Date. For the avoidance of doubt, no Exchanging Holder shall be entitled to receive, in respect of a single record date, both Distributions on Units exchanged by such Holder and dividends on shares of Class A Common Stock received by such Holder in such Exchange.

Section 11.08.    Withholding; Certification of Non-Foreign Status.

(a)    If the Corporation or the Company shall be required to withhold any amounts by reason of any federal, state, local or non-U.S. foreign tax rules or regulations in respect of any Exchange, the Corporation or the Company, as the case may be, shall be entitled to take such lawful action as it deems appropriate in order to ensure compliance with such withholding requirements, including, at its option, withholding shares of Class A Common Stock with a Fair Market Value equal to the minimum amount of any taxes that the Corporation or the Company, as the case may be, may be required to withhold with respect to such Exchange. To the extent that amounts are (or property is) so withheld and paid over to the appropriate taxing authority, such withheld amounts (or property) shall be treated for all purposes of this Agreement as having been paid (or delivered) to the applicable Holder.

(b)    Notwithstanding anything in this Agreement to the contrary, each of the Corporation and the Company may, in its discretion, require that an exchanging Holder deliver to the Corporation or the Company, as the case may be, a certification of non-foreign status in accordance with Treasury Regulation Section l.1445-2(b) and l.1446(f)-2(b)(2) prior to an Exchange. In the event the Corporation or the Company has required delivery of such certification but an exchanging Holder does not provide such certification, the Corporation or the Company, as applicable, shall nevertheless deliver or cause to be delivered to the exchanging Holder the shares of Class A Common Stock or Cash Payment in accordance with Section 11.01, but subject to withholding as provided in Section 11.08(a).

Section 11.09.    Tax Treatment. As required by the Code and the Treasury Regulations, the Company, the Corporation, the Manager, the Members and any other Person that is party to or is otherwise bound by this Agreement shall report any Exchange consummated hereunder as a taxable sale of the Units and shares of Class V Common Stock by a Holder to the Corporation, and no such Person shall take a contrary position on any income tax return or amendment thereof unless an alternate position is permitted under the Code and Treasury Regulations and the Corporation consents in writing.

ARTICLE XII

WARRANT EXERCISE REPURCHASE

Section 12.01.    Repurchase Upon Exercise of the New Warrants. Subject to the provisions of this Article XII and applicable Law, on the first and third Wednesday of each calendar month (or, if any such date is not a Business Day, then on the first Business Day immediately following such date) (each, a “Repurchase Notice Date”), the Corporation shall issue a Notice of Repurchase (as defined below) to the MSP Principals specifying the aggregate Warrant Exercise Price paid (including, as applicable, the aggregate Warrant Exercise Price paid in cash and the value of any shares of Class A Common Stock utilized in connection with any Warrant Exercise Price paid on a “cashless basis”) by all warrantholder(s) in respect of New Warrants that have been exercised since the immediately preceding Repurchase Notice Date (in each case, the “Aggregate Exercise Price”) and shall repurchase (each such repurchase, a “Warrant Exercise Repurchase”) from the MSP Principals (or their designated Affiliate(s)), proportionately in accordance with Exhibit E, a number of Class B Paired Interests or shares of Class A Common Stock owned by such MSP Principals and their designated Affiliates equal to (x) the Aggregate Exercise Price received by the Corporation divided by (y) the Warrant Exercise Price (such number of Class B Paired Interests or shares of Class A Common Stock, the “Repurchased Equity Interests”), in exchange for the Aggregate Exercise Price, in each case in accordance with the provisions of this Article XII. Notwithstanding the foregoing, in the event that more than 500,000 New Warrants are exercised during the period following the date of the immediately preceding Repurchase Notice Date and the next scheduled Repurchase Notice Date, then the Corporation shall issue a Notice of Repurchase on the Business Day immediately following the date upon which more than 500,000 New Warrants have been so exercised, and the Corporation and the MSP Principals shall promptly thereafter consummate a Warrant Exercise Repurchase pursuant to this Article XII.

Section 12.02.    Warrant Exercise Repurchase Procedures.

(a)    The Corporation may effect a Warrant Exercise Repurchase as set forth in Section 12.01 by delivering a written notice of repurchase substantially in the form of Exhibit F hereto (the “Notice of Repurchase”), duly executed by the Corporation, to the MSP Principals at the address set forth opposite each MSP Principal’s name in Exhibit E. Such Notice of Repurchase shall specify a date, which shall not be less than three (3) Business Days following the date of such Notice of Repurchase, on which the Company and the MSP Principals shall effect such Warrant Exercise Repurchase (each such date, a “Repurchase Closing Date”).

(b)    On each Repurchase Closing Date in respect of New Warrants whose Exercise Price has been paid in cash:

(i)    the MSP Principals (or their designated Affiliate(s)) shall assign, transfer, convey and deliver to the Corporation the corresponding Repurchased Equity Interests free and clear of any Encumbrances, other than restrictions of transfer arising under applicable securities Laws or this Agreement, in exchange for the Aggregate Exercise Price paid in cash, and the Corporation shall accept the assignment, transfer, conveyance and delivery of such Repurchased Equity Interests; and

(ii)    the Corporation shall deliver to the MSP Principals (or their designated Affiliate(s)) the Aggregate Exercise Price by wire transfer of immediately available funds, to such account designated by the MSP Principals in writing not less than two (2) Business Days prior to such Repurchase Closing Date.

(c)    On each Repurchase Closing Date in respect of New Warrants that have been exercised on a “cashless basis” pursuant to and in accordance with the New Warrant Agreement:

(i)    the MSP Principals (or their designated Affiliate(s)) shall assign, transfer, convey and deliver to the Corporation the corresponding Repurchased Equity

Interests (which, solely for these purposes, shall equal the number of Class B Paired Interests or shares of Class A Common Stock that is equal to the aggregate number of shares of Class A Common Stock issuable to the holders of New Warrants that have exercised such New Warrants on a “cashless basis”) free and clear of any Encumbrances, other than restrictions of transfer arising under applicable securities Laws or this Agreement, in exchange for the release from the applicable securities or brokerage account to the MSP Principals (proportionately in accordance with Exhibit E), of a number of Class B Paired Interests (the “Released Interests”) that equals the value of the Aggregate Exercise Price paid on a “cashless basis” in respect of the New Warrants so exercised on a “cashless basis” (with any fractions of a Class B Paired Interest being rounded down), and the Corporation shall accept the assignment, transfer, conveyance and delivery of such Repurchased Equity Interests; and

(ii)    the Released Interests shall be transferred to the accounts designated by the MSP Principals in writing not less than two (2) Business Days prior to such Repurchase Closing Date.

(d)    Each Warrant Exercise Repurchase shall be deemed to be effective immediately prior to the close of business on the applicable Repurchase Closing Date. To the extent that the Repurchased Equity Interests comprise shares of Class A Common Stock, the Corporation shall instruct its transfer agent to (i) reflect the transfer of such Class A Common Stock to the Corporation and (ii) cancel the same. To the extent that the Repurchased Equity Interests comprise Class B Paired Interests, (i) the Corporation shall instruct its transfer agent (A) to reflect the transfer of such Class V Common Stock to the Corporation and (B) cancel the same and (ii) the Corporation shall transfer the applicable Class B Units to the Company and the Company shall cancel such Class B Units and the Officers shall amend, update or amend and restate the Schedule of Members to reflect such change. All such actions shall be taken without any further act, vote, approval or consent of the Manager, Members or any other Person notwithstanding any other provision to this Agreement or, to the fullest extent permitted by applicable Law, including the Delaware Act and any other applicable Law.

(e)    Notwithstanding anything to the contrary in this Article XII, the obligation of the Corporation and the MSP Principals to effect a Warrant Exercise Repurchase shall be tolled for any period during which such Warrant Exercise Repurchase (i) could, in the reasonable determination of the Corporation, result in a violation of any applicable federal, state or foreign Law, or (ii) would not be permitted under (x) this Agreement or (y) other organizational documents of the Corporation or the Company.

Section 12.03.    Covenant regarding the Repurchased Equity Interests. The MSP Principals shall at all times maintain, in a securities or brokerage account over which the Company or the Corporation has control rights, the maximum number of Class B Paired Interests or shares of Class A Common Stock (or any stock or other securities or property (including cash) received in addition or in lieu thereof as described in Section 12.05) as shall be required to be repurchased upon the exercise of all then-outstanding New Warrants.

Section 12.04.    Tax Treatment. As required by the Code and the Treasury Regulations, the Company, the Corporation, the Manager, the MSP Principals and any other Person that is party to or is otherwise bound by this Agreement shall report any Warrant Exercise Repurchase consummated hereunder shall be treated as a disguised sale of the Repurchased Equity Interests governed by Section 707(a)(2)(B) of the Code and the Treasury Regulations thereunder, and no such Person shall take a contrary position on any income tax return or amendment thereof unless an alternate position is permitted under the Code and Treasury Regulations and the Corporation and the MSP Principals each consent thereto in writing.

Section 12.05.    Adjustments in New Warrants. If, at any time while the New Warrants are outstanding, the number of shares of Class A Common Stock purchasable upon the exercise of a New Warrant is adjusted pursuant to Section 4.1.1 or Section 4.2 of the New Warrant Agreement, then the number of Repurchased Equity Interests that is subject to repurchase in respect of the New Warrants following such adjustment shall be automatically and ratably adjusted to ensure the same effect as had existed prior to such adjustment. Subject to Section 12.06, if, at any time while the New Warrants are outstanding, the type of consideration purchasable upon the exercise of a New Warrant is adjusted pursuant to Section 4.4 of the New Warrant Agreement, then the Repurchased Equity Interests that are subject to repurchase in respect of the New Warrants following such adjustment shall be automatically and ratably adjusted to include the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the MSP Principals actually received in such events in respect of the applicable Class B Paired Interests or shares of Class A Common Stock constituting the Repurchased Equity Interests. In no event shall the aggregate number of Class B Paired Interests or shares of Class A Common Stock constituting Repurchased Equity Interests subject to this Article XII exceed the equivalent of 1,029,000,000 shares of Class A Common Stock, as such Repurchased Equity Interests may be adjusted pursuant to this Section 12.05.

Section 12.06.    Parent Change of Control. If, at any time while the New Warrants are outstanding, a Parent Change of Control occurs, then the obligations of the MSP Principals to effect any Warrant Exercise Repurchases shall cease to exist and this Article XII shall be of no further force and effect.

ARTICLE XIII

ADMISSION OF MEMBERS

Section 13.01.    Substituted Members. Subject to the provisions of Article X hereof, in connection with the Permitted Transfer of a Unit, the transferee shall be admitted as a substituted member of the Company (“Substituted Member”) on the effective date of such Permitted Transfer, which effective date shall not be earlier than the date of compliance with the conditions to such Transfer.

Section 13.02.    Additional Members. Subject to the provisions of Article X hereof, any Person (other than the Members as of the execution and delivery of this Agreement) may be admitted as an additional member of the Company (any such Person, an “Additional Member”) only upon furnishing to the Manager (a) executed counterparts of a joinder to this Agreement substantially in the form attached hereto as Exhibit A and any applicable Other Agreements and (b) such other documents or instruments as may be reasonably necessary or appropriate to effect such Person’s admission as a Member (including entering into such documents as the Manager may deem appropriate in its reasonable discretion). Such admission shall become effective on the date on which the Manager determines in its reasonable discretion that such conditions have been satisfied.

ARTICLE XIV

RESIGNATION

Section 14.01.    Resignation of Members. No Member shall have the power or right to resign as a member of the Company prior to the dissolution and winding up of the Company pursuant to Article XV. Upon or after the dissolution and winding up of the Company, a Member may resign as a member of the Company solely with the prior written consent of the Manager. The attempt by any Member to resign as a member of the Company upon or following the dissolution and winding up of the Company pursuant to Article XV without the prior written consent of the Manager, but prior to such Member receiving the full amount of Distributions from the Company to which such Member is entitled pursuant to Article XV, shall be deemed to have breached this Agreement and shall be liable to the Company for all damages (including all lost profits and special, indirect and consequential damages) directly or indirectly caused by the resignation of such Member as a member of the Company. Upon a Transfer of all of a Member’s Units in a Transfer permitted by this Agreement, subject to the provisions of Section 10.06, such Member shall cease to be a Member.

ARTICLE XV

DISSOLUTION AND LIQUIDATION

Section 15.01.    Dissolution. The Company shall not be dissolved by the admission of Additional Members or Substituted Members or the resignation or attempted resignation of a Member. The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following events:

(a)    the decision of the Manager to dissolve the Company;

(b)    a dissolution of the Company under Section 18-801(4) of the Delaware Act; or

(c)    the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Delaware Act.

Except as otherwise set forth in this Article XV, the Company is intended to have perpetual existence. Notwithstanding anything in this Agreement to the contrary, (i) an Event of Withdrawal shall not cause the relevant Member to cease to be a member of the Company and upon the occurrence of such event, the Company shall continue without dissolution, and (ii) each of the Members waives any right it may have to agree in writing to dissolve the Company upon an Event of Withdrawal.

Section 15.02.    Liquidation and Termination. On dissolution of the Company, the Manager shall act as the liquidating trustee or may appoint one or more Persons as the liquidating trustee. The liquidating trustee shall proceed diligently to wind up the affairs of the Company and make final Distributions as provided herein and in the Delaware Act. The costs of liquidation shall be borne as a Company expense. Until final Distribution, the liquidating trustee shall continue to operate the Company properties with all of the power and authority of the Manager. Subject to the Delaware Act, the steps to be accomplished by the liquidating trustee are as follows:

(a)    as promptly as possible after dissolution and again after final liquidation, the liquidating trustee shall cause a proper accounting to be made by a nationally recognized firm of certified public accountants of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

(b)    the liquidating trustee shall pay, satisfy or discharge from Company funds, or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidating trustee may reasonably determine): first, all expenses incurred in liquidation of the Company; second, all of the debts, liabilities and obligations owed to creditors of the Company, other than Members; third, all of the debts and liabilities owed to Members; and

(c)    all remaining assets of the Company shall be distributed to the Members in accordance with Article IV by the end of the Taxable Year during which the final liquidation of the Company occurs (or, if later, by ninety (90) days after the date of the final liquidation). The Distribution of cash and/or property to the Members in accordance with the provisions of this Section 15.02 and Section 15.03 below constitutes a complete return to the Members of their Capital Contributions, a complete Distribution to the Members of their interest in the Company and all the Company’s property and constitutes a compromise to which all Members have consented within the meaning of the Delaware Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

Section 15.03.    Deferment; Distribution in Kind. Notwithstanding the provisions of Section 15.02, but subject to the order of priorities set forth therein, if upon dissolution of the Company the liquidating trustee determines that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss (or would otherwise not be beneficial) to the Members, the liquidating trustee may, in the liquidating trustee’s sole discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy Company liabilities (other than loans to the Company by Members) and reserves. Subject to the order of priorities set forth in Section 15.02, the liquidating trustee may, in the liquidating trustee’s sole discretion, distribute to the Members, in lieu of cash, either (a) all or any portion of such remaining Company assets in-kind in accordance with the provisions of Section 15.02(c), (b) as tenants in common and in accordance with the provisions of Section 15.02(c), undivided interests in all or any portion of such Company assets or (c) a combination of the foregoing. Any such Distributions in kind shall be subject to (y) such conditions relating to the disposition and management of such assets as the liquidating trustee deems reasonable and equitable, and (z) the terms and conditions of any agreements governing such assets (or the operation thereof or the holders thereof) at such time.

Section 15.04.    Certificate of Cancellation. On completion of the Distribution of Company assets as provided herein, the Company is terminated (and the Company shall not be terminated prior to such time), and the Manager shall file or cause to be filed a certificate of cancellation with the Secretary of State of the State of Delaware, cancel any other filings made pursuant to this Agreement that are or should be canceled and take such other actions as may be necessary to terminate the Company. The Company shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 15.04.

Section 15.05.    Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Sections 15.02 and 15.03 in order to minimize any losses otherwise attendant upon such winding up.

Section 15.06.    Return of Capital. The liquidating trustee shall not be personally liable for the return of Capital Contributions or any portion thereof to the Members (it being understood that any such return shall be made solely from Company assets).

ARTICLE XVI

VALUATION

Section 16.01.    Determination. “Fair Market Value” of a specific Company asset will mean the amount which the Company would receive in an all-cash sale of such asset in an arms-length transaction with a willing, unaffiliated third party, with neither party having any compulsion to buy or sell, consummated on the day immediately preceding the date on which the event occurred which necessitated the determination of the Fair Market Value, as such amount is determined by the Manager (or, if pursuant to Section 15.02, the liquidating trustee) in its good faith judgment using all factors, information and data it deems to be pertinent.

Section 16.02.    Dispute Resolution. If any Member or Members dispute the accuracy of any determination of Fair Market Value in accordance with Section 16.01, and the Manager (or, if pursuant to Section 15.02, the liquidating trustee) and such Member(s) are unable to agree on the determination of the Fair Market Value of any asset of the Company, the Manager (or, if pursuant to Section 15.02, the liquidation trustee) and such Member(s) shall each select a nationally recognized investment banking firm experienced in valuing securities of closely-held companies such as the Company in the Company’s industry (the “Appraisers”), who shall each determine the Fair Market Value of the asset or the Company (as applicable) in accordance with the provisions of Section 16.01. The Appraisers shall be instructed to give written notice of their determination of the Fair Market Value of the asset or the Company (as applicable) within thirty (30) days of their appointment as Appraisers. If Fair Market Value as determined by an Appraiser is higher than Fair Market Value as determined by the other Appraiser by ten percent (10%) or more, and the Manager (or, if pursuant to Section 15.02, the liquidation trustee) and such Member(s) do not otherwise agree on a Fair Market Value, the original Appraisers shall designate a third Appraiser meeting the same criteria used to select the original two Appraisers, and such third Appraiser shall determine the Fair Market Value of such asset or the Company (as applicable) within thirty (30) days of its appointment as an Appraiser, provided that such Appraiser shall not determine the Fair Market Value of such asset or the Company (as applicable) to be lower or higher than the determinations made by the original two Appraisers. If Fair Market Value as determined by an Appraiser is within ten percent (10%) of the Fair Market Value as determined by the other Appraiser (but not identical), and the Manager (or, if pursuant to Section 15.02, the liquidating trustee) and such Member(s) do not otherwise agree on a Fair Market Value, the Manager (or, if pursuant to Section 15.02, the liquidating trustee) shall select the Fair Market Value of one of the Appraisers. The fees and expenses of the Appraisers shall be borne by the Company.

ARTICLE XVII

GENERAL PROVISIONS

Section 17.01.    Power of Attorney.

(a)    Each Member who is an individual hereby constitutes and appoints the Manager (or the liquidating trustee, if applicable) with full power of substitution, as his or her true and lawful agent and attorney-in-fact, with full power and authority in his, her or its name, place and stead, to the same extent and with the same effect as such Member would or could do under applicable Law, to:

(i)    execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) this Agreement, all certificates and other instruments and all amendments thereof which the Manager deems appropriate or necessary to form, qualify, or continue the qualification of, the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (B) all instruments which the Manager deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (C) all conveyances and other instruments or documents which the Manager deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including a certificate of cancellation; and (D) all instruments relating to the admission, resignation or substitution of any Member pursuant to Article XIII or XIV; and

(ii)    sign, execute, swear to and acknowledge all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the reasonable judgment of the Manager, to evidence, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Members hereunder or is consistent with the terms of this Agreement, in the reasonable judgment of the Manager, necessary or appropriate to effectuate the terms of this Agreement.

(b)    The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Member who is an individual and the transfer of all or any portion of his, her or its Company Interest and shall extend to such Member’s heirs, successors, permitted assigns and personal representatives.

Section 17.02.    Confidentiality.

(a)    The Manager and each of the Members agree to hold the Company’s Confidential Information in confidence and may not use such information except (i) in furtherance of the business of the Company, (ii) as reasonably necessary for compliance with applicable Law, including compliance with disclosure requirements under the Securities Act and the Exchange Act and compliance with the listing requirements of any securities exchange on which the Class A Common Stock is traded, and securities laws and regulations of other jurisdictions or (iii) as otherwise authorized separately in writing by the Manager. “Confidential Information” as used herein includes, but is not limited to, ideas, financial product structuring, business strategies, innovations and materials, all aspects of the Company’s business plan, proposed operation and products, corporate structure, financial and organizational information, analyses, proposed partners, employees and their identities, equity ownership, the methods and means by which the Company plans to conduct its business, all trade secrets, trademarks, tradenames and all intellectual property associated with the Company’s business. With respect to the Manager and each Member, Confidential Information does not include information or material that: (a) is rightfully in the possession of the Manager or each Member at the time of disclosure by the Company; (b) before or after it has been disclosed to the Manager or each Member by the Company, becomes part of public knowledge, not as a result of any action or inaction of the Manager or such Member, respectively, in violation of this Agreement; (c) is approved for release by written authorization of the Manager or the Chief Executive Officer or the President of the Company; (d) is disclosed to the Manager or such Member or their representatives by a third party not, to the knowledge of the Manager or such Member, respectively, in violation of any obligation of confidentiality owed to the Company with respect to such information; or (e) is or becomes independently developed by the Manager or such Member or their respective representatives without use or reference to the Confidential Information.

(b)    Each of the Members may disclose Confidential Information to its Subsidiaries, Affiliates, partners, members, directors, managers, officers, employees, counsel, advisers, consultants, outside contractors and other agents, on the condition that such Persons keep the Confidential Information confidential to the same extent as such disclosing party is required to keep the Confidential Information confidential, solely to the extent it is reasonably necessary or appropriate to fulfill its obligations or to exercise its rights under this Agreement; provided that the disclosing party shall remain liable with respect to any breach of this Section 17.02 by any such Person.

(c)    Notwithstanding anything in Section 17.02(a) or Section 17.02(b) to the contrary, each of the Members may disclose Confidential Information (i) to the extent that such party is legally compelled (by oral questions, interrogatories, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information, for purposes of reporting to its stockholders and direct and indirect equity holders the performance of the Company and its Subsidiaries and for purposes of including applicable information in its financial statements to the fullest extent required by applicable Law or applicable accounting standards; or (ii) to any bona fide prospective purchaser of the equity or assets of a Member, or the Common Units held by such Member, or a prospective merger partner of such Member (provided, that (x) such Persons will be informed by such Member of the confidential nature of such information and shall agree in writing to keep such information confidential in accordance with the contents of this Agreement, and (y) each Member will be liable for any breaches of this Section 17.02 by any such Persons). Nothing in this Agreement shall prevent a Member from (A) filing and, as provided for under Section 21F of the Exchange Act, maintaining the confidentiality of, a claim with the SEC; (B) providing Confidential Information to the SEC, or providing the SEC with information that would otherwise violate any part of this Agreement, to the extent permitted by Section 21F of the Exchange Act; (C) cooperating, participating or assisting in an SEC investigation or proceeding without notifying the Company or any of its Affiliates; or (D) receiving a monetary award as set forth in Section 21F of the Exchange Act. Notwithstanding any of the foregoing, nothing in this Section 17.02 will restrict in any manner the ability of the Corporation to comply with its disclosure obligations under Law or the listing requirements of any securities exchange on which the Class A Common Stock is traded, and the extent to which any Confidential Information is necessary or desirable to disclose.

Section 17.03.    Amendments.

(a)    Any amendment or modification of this Agreement shall require the affirmative consent or approval of the Majority Members; provided, however, that any such amendment that: (i) changes the rights, powers or duties of the Members holding a class or series of Units so as to affect such rights, powers or duties adversely shall also require the affirmative consent or approval of the Members holding a majority of the outstanding Units of such class or series; (ii) changes this Section 17.03(a) shall also require the affirmative consent or approval of the Manager and each Member; (iii) changes any provision that expressly requires the approval, consent or action of a Person or Persons so as to affect such Person or Persons adversely shall also require the affirmative consent or approval of such Person or Persons; and (iv) changes the obligations of the Company, the Corporation or the MSP Principals set forth in Article XII in any material respect, shall require the affirmative consent or approval of the Manager and a majority of the Voting Units held by Members other than the MSP Principals and their Affiliates.

(b)    Notwithstanding the foregoing, the Manager may amend or modify any provision of this Agreement without further act, vote, approval or consent of the Members or any other Person notwithstanding any other provision of this Agreement or, to the fullest extent permitted by applicable Law, including the Delaware Act and other applicable Law, so long as such amendment or modification does not change the powers, preferences or relative, participating, optional, special or other rights, if any, or the qualifications, limitations or restrictions of the Members holding a class or series of Units so as to affect them adversely.

(c)    Notwithstanding the foregoing, the Manager or the Officers may amend or modify the Schedule of Members pursuant to Sections 3.01(d), 3.09, 5.01(a), 5.01(c) and 11.06(b) without further act, vote, approval or consent of the Members or any other Person notwithstanding any other provision of this Agreement or, to the fullest extent permitted by applicable Law, including the Delaware Act and other applicable Law.

Section 17.04.    Title to Company Assets. Company assets shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. The Company shall hold title to all of its property in the name of the Company and not in the name of any Member. All Company assets shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such Company assets is held. The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be transferred or encumbered for, or in payment of, any individual obligation of any Member.

Section 17.05.    Addresses and Notices. To be valid for purposes of this Agreement, any notice, request, demand, waiver, consent, approval or other communication (any of the foregoing, a “Notice”) that is required or permitted under this Agreement shall be in writing. A Notice shall be deemed given only as follows: (a) on the date delivered personally or by email; (b) three (3) Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or (c) one (1) Business Day following deposit with a nationally recognized overnight courier service for next day delivery, charges prepaid, and, in each case, at the address set forth below and to any other recipient and to any Member at such address as indicated by the Company’s records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

Lionheart II Holdings, LLC

2701 Le Jeune Road

Floor 10

Coral Gables, Florida 33134

Attention:        General Counsel

E-mail:            generalcounsel@msprecovery.com

with a copy (which copy shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attention:        Michael J. Aiello

                         Amanda Fenster

E-mail:            michael.aiello@weil.com

                         amanda.fenster@weil.com

Section 17.06.    Binding Effect; Intended Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 17.07.    Creditors. To the fullest extent permitted by applicable Law, none of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of the Company’s Affiliates, and no creditor who makes a loan to the Company or any of the Company’s Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan, any direct or indirect interest in the Company’s Net Income, Net Loss, Distributions, capital or property.

Section 17.08.    Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

Section 17.09.    Counterparts. This Agreement may be executed in multiple counterparts, each of which when executed and delivered shall thereby be deemed to be an original and all of which taken together shall constitute one and the same instrument. Any party may deliver signed counterparts of this Agreement to the other parties by means of facsimile, portable document format (.PDF) signature or electronic transmission.

Section 17.10.    Applicable Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 17.11.    Jurisdiction. To the fullest extent permitted by applicable Law, the Company, each Member, the Manager, each Officer, each other Person who is a party to or is otherwise bound by this Agreement and each Person acquiring a Unit agrees that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for any (a) derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of fiduciary duty owed by any Member, the Manager, any Officer or any employee of the Company to the Company or the Members, (c) any action asserting a claim arising pursuant to the Delaware Act or this Agreement, or (d) any action asserting a claim governed by the internal affairs doctrine of the State of Delaware shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction over any such action or proceeding, then the Superior Court of the State of Delaware, or, if the Superior Court of the State of Delaware lacks jurisdiction over any such action or proceeding, then the United States District Court for the District of Delaware). To the fullest extent permitted by applicable Law, the Company, each Member, the Manager, each Officer, each other Person who is a party to or is otherwise bound by this Agreement and each Person acquiring a Unit (i) irrevocably submits to the exclusive personal jurisdiction of the aforesaid courts and (ii) waives any claim of improper venue and any claim that the aforesaid courts are an inconvenient forum court in any action or proceeding described in the foregoing sentence. To the fullest extent permitted by applicable law, the Company, each Member, the Manager, each Officer, each other Person who is a party to or is otherwise bound by this Agreement and each Person acquiring a Unit agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 17.05 or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof.

Section 17.12.    Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 17.13.    Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking such actions as may be reasonably necessary or appropriate to achieve the purposes of this Agreement.

Section 17.14.    Delivery by Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of an electronic transmission, including by a facsimile machine or via email, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of electronic transmission by a facsimile machine or via email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through such electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense.

Section 17.15.    Right of Offset. Whenever the Company is to pay any sum (other than pursuant to Article IV) to any Member, any amounts that such Member owes to the Company which are not the subject of a good faith dispute may be deducted from that sum before payment. For the avoidance of doubt, the Distribution of Units to the Corporation shall not be subject to this Section 17.15.

Section 17.16.    Effectiveness. This Agreement shall be effective upon the execution and delivery of this Agreement.

Section 17.17.    Entire Agreement. This Agreement and those documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. For the avoidance of doubt, the Original Agreement, as in effect immediately prior to the execution and delivery of this Agreement is superseded by this Agreement and shall be of no further force and effect thereafter.

Section 17.18.    Remedies. Each Member shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any Law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by Law.

Section 17.19.    Descriptive Headings; Interpretation. The headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation and shall mean, “including, without limitation”. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Without limiting the generality of the immediately preceding sentence, no amendment or other modification to any agreement, document or instrument that requires the consent of any Person pursuant to the terms of this Agreement or any other agreement will be given effect hereunder unless such Person has consented in writing to such amendment or modification. Wherever required by the context, references to a Fiscal Year shall refer to a portion thereof. The use of the words “or,” “either” and “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict.

[Remainder of page intentionally left blank]

The undersigned hereby agree to be bound by all of the terms and provisions of the First Amended and Restated Limited Liability Company Agreement of Lionheart II Holdings, LLC as of the date first set forth above.

MSP RECOVERY, INC.,
as a Member and the Corporation

By:	/s/ John H. Ruiz
Name: John H. Ruiz
Title: Chief Executive Officer

[Signature Page to First Amended and Restated Limited Liability Company Agreement of Lionheart II Holdings, LLC]

The undersigned hereby agree to be bound by all of the terms and provisions of the First Amended and Restated Limited Liability Company Agreement of Lionheart II Holdings, LLC as of the date first set forth above.

John H. Ruiz

By:	/s/ John H. Ruiz

Frank C. Quesada

By:	/s/ Frank C. Quesada

John H. Ruiz, II

By:	/s/ John H. Ruiz, II

Quesada Group Holdings

By:	/s/ Frank C. Quesada
Name: Frank C. Quesada
Title: Manager

Jocral Family LLLP

By:	/s/ John H. Ruiz
Name: John H. Ruiz
Title: Manager

Jocral Holdings, LLC

By:	/s/ John H. Ruiz
Name: John H. Ruiz
Title: Manager

[Signature Page to First Amended and Restated Limited Liability Company Agreement of Lionheart II Holdings, LLC]

Ruiz Group Holdings Limited, LLC

By:	/s/ John H. Ruiz
Name: John H. Ruiz
Title: Manager

Series MRCS, a designated series of MDA Series, LLC

By:	/s/ Frank C. Quesada
Name: Frank C. Quesada
Title: Manager

MSP Principals

By:	/s/ John H. Ruiz
Name: John H. Ruiz

By:	/s/ Frank C. Quesada
Name: Frank Quesada

[Signature Page to First Amended and Restated Limited Liability Company Agreement of Lionheart II Holdings, LLC]

EXHIBIT A

Intentionally Omitted

A-1

EXHIBIT B

Intentionally Omitted

B-2

EXHIBIT C

Intentionally Omitted

C-1

EXHIBIT D

Intentionally Omitted

D-1

EXHIBIT E

Intentionally Omitted

E-2

EXHIBIT F

Intentionally Omitted

F-3